                                                                   EXHIBIT 10(b)

                                                                  CONFORMED COPY

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                         CREDIT AND GUARANTEE AGREEMENT

                                   dated as of

                                November 1, 1999

                                      among

                          BLOCK FINANCIAL CORPORATION,
                                  as Borrower,

                                H&R BLOCK, INC.,
                                  as Guarantor,

                            The Lenders Party Hereto,


                    BANK OF AMERICA, N.A. and CITIBANK, N.A.,
                           as Co-Documentation Agents

                                       and

                            THE CHASE MANHATTAN BANK,
                as Administrative Agent and as Syndication Agent


                    $750,000,000 ACQUISITION CREDIT FACILITY


                             CHASE SECURITIES INC.,
                     as Lead Arranger and Sole Book Manager



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                                                                                                        Page
ARTICLE I DEFINITIONS......................................................................................1
   SECTION 1.1.   Defined Terms............................................................................1
   SECTION 1.2.   Terms Generally.........................................................................15
   SECTION 1.3.   Classification of Loans and Borrowings..................................................16
   SECTION 1.4.   Accounting Terms; GAAP..................................................................16

ARTICLE II THE CREDITS....................................................................................16
   SECTION 2.1.   Commitments.............................................................................16
   SECTION 2.2.   Loans and Borrowings....................................................................16
   SECTION 2.3.   Requests for Revolving Borrowings.......................................................17
   SECTION 2.4.   Funding of Borrowings...................................................................18
   SECTION 2.5.   Interest Elections......................................................................18
   SECTION 2.6.   Termination and Reduction of Commitments................................................20
   SECTION 2.7.   Repayment of Loans; Evidence of Debt....................................................20
   SECTION 2.8.   Prepayment of Loans.....................................................................21
   SECTION 2.9.   Fees....................................................................................21
   SECTION 2.10.  Interest................................................................................22
   SECTION 2.11.  Alternate Rate of Interest..............................................................23
   SECTION 2.12.  Increased Costs.........................................................................24
   SECTION 2.13.  Break Funding Payments..................................................................25
   SECTION 2.14.  Taxes...................................................................................25
   SECTION 2.15.  Payments Generally; Pro Rata Treatment; Sharing of Set-offs.............................26
   SECTION 2.16.  Mitigation Obligations; Replacement of Lenders..........................................28
   SECTION 2.17.  Mandatory Prepayments and Commitment Reductions.........................................29

ARTICLE III REPRESENTATIONS AND WARRANTIES................................................................29
   SECTION 3.1.   Organization; Powers....................................................................29
   SECTION 3.2.   Authorization; Enforceability...........................................................29
   SECTION 3.3.   Governmental Approvals; No Conflicts....................................................30
   SECTION 3.4.   Financial Condition; No Material Adverse Change.........................................30
   SECTION 3.5.   Properties..............................................................................31
   SECTION 3.6.   Litigation and Environmental Matters....................................................31
   SECTION 3.7.   Compliance with Laws and Agreements.....................................................32
   SECTION 3.8.   Investment and Holding Company Status...................................................32
   SECTION 3.9.   Taxes...................................................................................32
   SECTION 3.10.  ERISA...................................................................................32
   SECTION 3.11.  Disclosure..............................................................................32
   SECTION 3.12.  No Default..............................................................................33
   SECTION 3.13.  Federal Regulations.....................................................................33
   SECTION 3.14.  Subsidiaries............................................................................33
   SECTION 3.15.  Solvency................................................................................33


   SECTION 3.16.  Insurance...............................................................................33
   SECTION 3.17.  Refund Anticipation Loan Program Documents..............................................33
   SECTION 3.18.  Year 2000 Matters.......................................................................33
   SECTION 3.19.  Certain Documents.......................................................................34

ARTICLE IV CONDITIONS.....................................................................................34
   SECTION 4.1.   Effective Date..........................................................................34
   SECTION 4.2.   Closing Date............................................................................35
   SECTION 4.3.   Each Loan...............................................................................36

ARTICLE V AFFIRMATIVE COVENANTS...........................................................................36
   SECTION 5.1.   Financial Statements and Other Information..............................................36
   SECTION 5.2.   Notices of Material Events..............................................................38
   SECTION 5.3.   Existence; Conduct of Business..........................................................38
   SECTION 5.4.   Payment of Obligations..................................................................38
   SECTION 5.5.   Maintenance of Properties; Insurance....................................................38
   SECTION 5.6.   Books and Records; Inspection Rights....................................................39
   SECTION 5.7.   Compliance with Laws....................................................................39
   SECTION 5.8.   Use of Proceeds.........................................................................39

ARTICLE VI NEGATIVE COVENANTS.............................................................................39
   SECTION 6.1.   Adjusted Net Worth......................................................................39
   SECTION 6.2.   Indebtedness............................................................................40
   SECTION 6.3.   Liens...................................................................................41
   SECTION 6.4.   Fundamental Changes.....................................................................43
   SECTION 6.5.   Transactions with Affiliates............................................................43
   SECTION 6.6.   Restrictive Agreements..................................................................43
   SECTION 6.7.   Limitation on Sale of Assets............................................................44
   SECTION 6.8.   Amendments to Acquisition Documents.....................................................45

ARTICLE VII GUARANTEE.....................................................................................45
   SECTION 7.1.   Guarantee...............................................................................45
   SECTION 7.2.   No Subrogation..........................................................................46
   SECTION 7.3.   Amendments, etc. with respect to the Obligations; Waiver of Rights......................46
   SECTION 7.4.   Guarantee Absolute and Unconditional....................................................47
   SECTION 7.5.   Reinstatement...........................................................................47
   SECTION 7.6.   Payments................................................................................48

ARTICLE VIII EVENTS OF DEFAULT............................................................................48

ARTICLE IX THE ADMINISTRATIVE AGENT.......................................................................50

ARTICLE X MISCELLANEOUS...................................................................................52
   SECTION 10.1.   Notices................................................................................52
   SECTION 10.2.   Waivers; Amendments....................................................................53



   SECTION 10.3.   Expenses; Indemnity; Damage Waiver......................................................54
   SECTION 10.4.   Successors and Assigns..................................................................55
   SECTION 10.5.   Survival................................................................................57
   SECTION 10.6.   Counterparts; Integration; Effectiveness................................................57
   SECTION 10.7.   Severability............................................................................58
   SECTION 10.8.   Right of Setoff.........................................................................58
   SECTION 10.9.   Governing Law; Jurisdiction; Consent to Service of Process..............................58
   SECTION 10.10.  WAIVER OF JURY TRIAL....................................................................59
   SECTION 10.11.  Headings................................................................................59
   SECTION 10.12.  Confidentiality.........................................................................59
   SECTION 10.13.  Interest Rate Limitation................................................................60

SCHEDULES:

Schedule 2.1       Commitments
Schedule 3.4(a)    Guarantee Obligations
Schedule 3.6       Disclosed Matters
Schedule 3.14      Subsidiaries
Schedule 6.2       Existing Indebtedness
Schedule 6.3       Existing Liens
Schedule 6.4(b)    Additional Businesses
Schedule 6.6       Existing Restrictions

EXHIBITS:

Exhibit A          Form of Assignment and Acceptance
Exhibit B          Form of Opinion of Borrower's Counsel

         CREDIT AND GUARANTEE AGREEMENT, dated as of November 1, 1999, among BLOCK FINANCIAL CORPORATION, a Delaware corporation, as Borrower, H&R BLOCK, INC., a Missouri corporation, as Guarantor, the LENDERS party hereto, and THE CHASE MANHATTAN BANK, a New York banking corporation, as Administrative Agent.

         The parties hereto agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

         SECTION 1.1. Defined Terms. As used in this Agreement, the following terms have the meanings specified below:

         "ABR", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Alternate Base Rate.

         "Acquisition" means the purchase by the Borrower of all of the issued and outstanding Capital Stock of Olde and FMS pursuant to the terms of the Acquisition Documentation.

         "Acquisition Agreement" means the Stock Purchase Agreement dated as of August 31, 1999, among the Borrower, the Guarantor, Olde, FMS and several other parties thereto.

         "Acquisition Documentation" means, collectively, the Acquisition Agreement and all schedules, exhibits and annexes thereto and all side letters and agreements affecting the terms thereof or entered into in connection therewith, in each case as amended, supplemented or otherwise modified from time to time in accordance with Section 6.8.

         "Adjusted LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.

         "Adjusted Net Worth" means, at any time, Consolidated Net Worth of the Guarantor without giving effect to reductions in stockholders' equity as a result of repurchases by the Guarantor of its own Capital Stock subsequent to July 31, 1999 in an aggregate amount not exceeding $500,000,000; provided that at all times prior to the Borrower selling all or any part of Option One Mortgage Corporation, Adjusted Net Worth shall mean Consolidated Net Worth of the Guarantor without giving effect to reductions in stockholders' equity as a result of repurchases by the Guarantor of its own Capital Stock subsequent to July 31, 1999 in an aggregate amount not exceeding $100,000,000.

         "Administrative Agent" means The Chase Manhattan Bank, a New York banking corporation, in its capacity as administrative agent for the Lenders hereunder.

         "Administrative Questionnaire" means an Administrative Questionnaire in a form supplied by the Administrative Agent.

         "Affiliate" means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified.

         "Alternate Base Rate" means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the Base CD Rate in effect on such day plus 1% and (c) the Federal Funds Effective Rate in effect on such day plus 2 of 1%. Any change in the Alternate Base Rate due to a change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate shall be effective from and including the effective date of such change in the Prime Rate, the Base CD Rate or the Federal Funds Effective Rate, respectively.

         "Applicable Percentage" means, with respect to any Lender, the percentage of the total Commitments represented by such Lender's Commitment. If the Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Commitments most recently in effect, giving effect to any assignments.

         "Applicable Rate" means, for any day, the rate per annum based on the Ratings in effect on such day, as set forth under the relevant column heading below:



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                                                                    Applicable Rate for
                                         ---------------------------------------------------------------------------
                                                                                 Facility Fees    Utilization Fees
                                                            Eurodollar              Payable            Payable
      Category             Ratings           ABR Loans         Loans               Hereunder          Hereunder
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                       Greater than:
                       A by S&P or
                          A2 by
         I               Moody's                0%                0.18%             0.07%               0.15%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
                       A by S&P or
                          A2 by
         II              Moody's                0%               0.265%            0.085%               0.15%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
                       A - by S&P
                        or A3 by
        III              Moody's                0%                0.53%            0.095%               0.15%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
                        BBB + by
                       S&P or Baa1
         IV             by Moody's              0%                0.64%             0.11%               0.15%
--------------------- ------------------ ------------------ ------------------ ------------------ ------------------
                       Lower than:
                        BBB + by
         V             S&P or Baa1
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--------------------------------------------------------------------------------------------------------------------
                                                                    Applicable Rate for
                                         ---------------------------------------------------------------------------
                                                                                 Facility Fees    Utilization Fees
                                                            Eurodollar              Payable            Payable
      Category             Ratings           ABR Loans         Loans               Hereunder          Hereunder
--------------------------------------------------------------------------------------------------------------------

                          by Moody's            0%             0.75%                0.125%              0.15%
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; provided that (a) if on any day the Ratings of S&P and Moody's do not fall in the same category, then the lower of such Ratings shall be applicable for such day, (b) if on any day the Rating of only S&P or Moody's is available, then such Rating shall be applicable for such day and (c) if on any day a Rating is not available from either S&P or Moody's, then the Ratings in category V above shall be applicable for such day. Any change in the Applicable Rate resulting from a change in Rating by either S&P or Moody's shall become effective on the date such change is publicly announced by such rating agency.

         "Assessment Rate" means, for any day, the annual assessment rate in effect on such day that is payable by a member of the Bank Insurance Fund classified as "well-capitalized" and within supervisory subgroup "B" (or a comparable successor risk classification) within the meaning of 12 C.F.R. Part 327 (or any successor provision) to the Federal Deposit Insurance Corporation for insurance by such Corporation of time deposits made in dollars at the offices of such member in the United States; provided that if, as a result of any change in any law, rule or regulation, it is no longer possible to determine the Assessment Rate as aforesaid, then the Assessment Rate shall be such annual rate as shall be determined by the Administrative Agent to be representative of the cost of such insurance to the Lenders.

         "Asset Sale" means any Disposition of property or series of related Dispositions of property (excluding any such Disposition permitted by clause
(a), (b), (c), (d) or (f) of Section 6.7.

         "Assignment and Acceptance" means an assignment and acceptance entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 10.4), and accepted by the Administrative Agent, substantially in the form of Exhibit A or any other form approved by the Administrative Agent.

         "Availability Period" means the period from and including the Closing Date to but excluding the earlier of the Maturity Date and the date of termination of the Commitments.

         "Base CD Rate" means the sum of (a) the Three-Month Secondary CD Rate multiplied by the Statutory Reserve Rate plus (b) the Assessment Rate.

         "Board" means the Board of Governors of the Federal Reserve System of the United States of America.

         "Borrower" means Block Financial Corporation, a Delaware corporation and a wholly-owned Subsidiary of the Guarantor.

         "Borrowing" means Revolving Loans of the same Type, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect.

         "Borrowing Request" means a request by the Borrower for a Revolving Borrowing in accordance with Section 2.3.

         "Business Day" means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term "Business Day" shall also exclude any day on which banks are not open for dealings in dollar deposits in the London interbank market.

         "Capital Lease Obligations" of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital leases on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" means any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation) and any and all warrants or options to purchase any of the foregoing.

         "Cash Equivalents" means (a) marketable direct obligations issued by, or unconditionally guaranteed by, the United States government or issued by any agency thereof and backed by the full faith and credit of the United States, in each case maturing within one year from the date of acquisition; (b) certificates of deposit, time deposits, eurodollar time deposits or overnight bank deposits having maturities of six months or less from the date of acquisition issued by any Lender or by any commercial bank organized under the laws of the United States or any state thereof having combined capital and surplus of not less than $500,000,000; (c) commercial paper of an issuer rated at least A-1 by S&P or P-1 by Moody's, or carrying an equivalent rating by a nationally recognized rating agency, if both of the two named rating agencies cease publishing ratings of commercial paper issuers generally, and maturing within six months from the date of acquisition; (d) repurchase obligations of any Lender or of any commercial bank satisfying the requirements of clause (b) of this definition, having a term of not more than 30 days, with respect to securities issued or fully guaranteed or insured by the United States government; (e) securities with maturities of one year or less from the date of acquisition issued or fully guaranteed by any state, commonwealth or territory of the United States, by any political subdivision or taxing authority of any such state, commonwealth or territory or by any foreign government, the securities of which state, commonwealth, territory, political subdivision, taxing authority or foreign government (as the case may be) are rated at least A by S&P or A by Moody's; (f) securities with maturities of six months or less from the date of acquisition backed by standby letters of credit issued by any Lender or any commercial bank satisfying the requirements of clause (b) of this definition; or (g) shares of money market mutual or similar funds which invest exclusively in assets satisfying the requirements of clauses
(a) through (f) of this definition.

         "Change in Control" means (a) the acquisition of ownership, directly or indirectly, beneficially or of record, by any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the Securities and Exchange Commission thereunder as in effect on the date hereof) of shares representing more than 25% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Guarantor; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Guarantor by Persons who were neither (i) nominated by the board of directors of the Guarantor nor (ii) appointed by directors so nominated; (c) the acquisition of direct or indirect Control of the Guarantor by any Person or group; or (d) the failure of the Guarantor to own, directly or indirectly, shares representing 100% of the aggregate ordinary voting power represented by the issued and outstanding Capital Stock of the Borrower.

         "Change in Law" means (a) the adoption of any law, rule or regulation after the date of this Agreement, (b) any change in any law, rule or regulation or in the interpretation or application thereof by any Governmental Authority after the date of this Agreement or (c) compliance by any Lender (or, for purposes of Section 2.12(b), by any lending office of such Lender or by such Lender's holding company, if any) with any request, guideline or directive (whether or not having the force of law) of any Governmental Authority made or issued after the date of this Agreement.

         "Charges" has the meaning assigned to such term in Section 10.13.

         "Closing Date" means the date on which the conditions specified in
Section 4.2 are satisfied (or waived in accordance with Section 10.2).

         "Code" means the Internal Revenue Code of 1986, as amended from time to time.

         "Commitment" means, with respect to each Lender, the commitment of such Lender to make Revolving Loans hereunder, expressed as an amount representing the maximum aggregate amount of such Lender's Revolving Credit Exposure hereunder, as such commitment may be (a) reduced from time to time pursuant to
Section 2.6 and (b) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 10.4. The initial amount of each Lender's Commitment is set forth on Schedule 2.1, or in the Assignment and Acceptance pursuant to which such Lender shall have assumed its Commitment, as applicable.

         "Confidential Information Memorandum" means the Confidential Information Memorandum dated September 1999 and furnished to the Lenders.

         "Consolidated Net Worth" means, at any time, the total amount of stockholders' equity of the Guarantor and its consolidated Subsidiaries at such time determined on a consolidated basis in accordance with GAAP.

         "Contractual Obligation" means, as to any Person, any provision of any security issued by such Person or of any agreement, instrument or undertaking to which such Person is a party or by which it or any of its property is bound.

         "Control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. "Controlling" and "Controlled" have meanings correlative thereto.

         "Credit Parties" means the collective reference to the Borrower and the Guarantor.

         "Default" means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.

         "Disclosed Matters" means the actions, suits and proceedings and the environmental matters disclosed in Schedule 3.6.

         "Disposition" means with respect to any property, any sale, lease, sale and leaseback, assignment, conveyance, transfer or other disposition thereof.

         "dollars" or "$" refers to lawful money of the United States of America.

         "Effective Date" means the date on which the conditions specified in
Section 4.1 are satisfied (or waived in accordance with Section 10.2).

         "Environmental Laws" means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, to the management, release or threatened release of any Hazardous Material or to health and safety matters.

         "Environmental Liability" means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of any Credit Party or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law,
(b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials,
(d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended from time to time.

         "ERISA Affiliate" means any trade or business (whether or not incorporated) that, together with any Credit Party, is treated as a single employer under Section 414(b) or (c) of the

Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.

         "ERISA Event" means (a) any "reportable event", as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the existence with respect to any Plan of an "accumulated funding deficiency" (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(d) of the Code or Section 303(d) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by any Credit Party or any of their ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by any Credit Party or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by any Credit Party or any of their ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal from any Plan or Multiemployer Plan; or (g) the receipt by any Credit Party or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from any Credit Party or any ERISA Affiliate of any notice, concerning the imposition of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

         "Eurodollar", when used in reference to any Loan or Borrowing, refers to whether such Loan, or the Loans comprising such Borrowing, are bearing interest at a rate determined by reference to the Adjusted LIBO Rate.

         "Events of Default" has the meaning assigned to such term in Article VIII.

         "Excluded Taxes" means, with respect to the Administrative Agent, any Lender or any other recipient of any payment to be made by or on account of any obligation of the Borrower hereunder, (a) income or franchise taxes imposed on (or measured by) its net income by the United States of America, or by the jurisdiction under the laws of which such recipient is organized or in which its principal office is located or, in the case of any Lender, in which its applicable lending office is located, (b) any branch profits taxes imposed by the United States of America or any similar tax imposed by any other jurisdiction in which the Borrower is located and (c) in the case of a Foreign Lender (other than an assignee pursuant to a request by the Borrower under Section 2.16(b)), any withholding tax that is imposed on amounts payable to such Foreign Lender at the time such Foreign Lender becomes a party to this Agreement or is attributable to such Foreign Lender's failure or inability to comply with
Section 2.14(e), except to the extent that such Foreign Lender's assignor (if any) was entitled, at the time of assignment, to receive additional amounts from the Borrower with respect to such withholding tax pursuant to Section 2.14(a).

         "Existing Credit Facility" has the meaning assigned to such term in
Section 4.2(f).

         "Federal Funds Effective Rate" means (a) for the first day of a Borrowing, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately the time the Borrower requests such Borrowing, for dollar deposits in immediately available funds, in an amount, comparable to the principal amount of such Borrowing and (b) for each day of such Borrowing thereafter, or for any other amount hereunder which bears interest at the Alternate Base Rate, the rate per annum which is the average of the rates on the offered side of the Federal funds market quoted by three interbank Federal funds brokers, selected by the Administrative Agent, at approximately 2:00 p.m., New York City time, on such day for dollar deposits in immediately available funds, in an amount, comparable to the principal amount of such Borrowing or other amount, as the case may be; in the case of both clauses (a) and (b), as determined by the Administrative Agent and rounded upwards, if necessary, to the nearest 1/100 of 1%.

         "Financial Officer" means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower or the Guarantor, as the context may require.

         "Foreign Lender" means any Lender that is organized under the laws of a jurisdiction other than that in which the Borrower is located. For purposes of this definition, the United States of America, each State thereof and the District of Columbia shall be deemed to constitute a single jurisdiction.

         "FMS" means Financial Marketing Services, Inc., a Michigan corporation.

         "GAAP" means generally accepted accounting principles in the United States of America.

         "Governmental Authority" means the government of the United States of America, any other nation or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

         "Guarantee" of or by any Person (the "guarantor") means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the "primary obligor") in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business.

         "Guarantee Obligation" means, as to any Person, any obligation of such Person guaranteeing or in effect guaranteeing any Indebtedness, leases, dividends or other obligations (the "primary obligations") of any other Person (the "primary obligor") in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent, (a) to purchase any such primary obligation or any property constituting direct or indirect security therefor, (b) to advance or supply funds (i) for the purchase or payment of any such primary obligation or (ii) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor, (c) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation or (d) otherwise to assure or hold harmless the owner of any such primary obligation against loss in respect thereof; provided, however, that the term Guarantee Obligation shall not include endorsements of instruments for deposit or collection in the ordinary course of business. The amount of any Guarantee Obligation shall be deemed to be an amount equal as of any date of determination to the stated determinable amount of the primary obligation in respect of which such Guarantee Obligation is made (unless such Guarantee Obligation shall be expressly limited to a lesser amount, in which case such lesser amount shall apply) or, if not stated or determinable, the amount as of any date of determination of the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith.

         "Guarantor" means H&R Block, Inc., a Missouri corporation.

         "Hazardous Materials" means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.

         "Hedging Agreement" means any interest rate protection agreement, foreign currency exchange agreement, commodity price protection agreement or other interest or currency exchange rate or commodity price hedging arrangement.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money or with respect to deposits or advances of any kind, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations of such Person in respect of the deferred purchase price of property or services (excluding current accounts payable incurred in the ordinary course of business), (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty, (j) all obligations, contingent or otherwise, of such Person in respect of bankers' acceptances and
(k) for purposes of Section

6.2 only, all preferred stock issued by a Subsidiary of such Person. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person's ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.

         "Indemnified Taxes" means Taxes other than Excluded Taxes.

         "Indemnitee" has the meaning assigned to such term in Section 10.3(b).

         "Information" has the meaning assigned to such term in Section 10.12.

         "Interest Election Request" means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.5.

         "Interest Payment Date" means (a) with respect to any ABR Loan, the last day of each March, June, September and December or (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months' duration, each day prior to the last day of such Interest Period that occurs at intervals of three months' duration after the first day of such Interest Period.

         "Interest Period" means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided that (a) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (b) any Interest Period that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

         "Lenders" means the Persons listed on Schedule 2.1 and any other Person that shall have become a party hereto pursuant to an Assignment and Acceptance, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Acceptance.

         "LIBO Rate" means, with respect to any Eurodollar Borrowing for any Interest Period, the rate appearing on Page 3750 of the Dow Jones Markets screen at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period, as the rate for dollar deposits with a maturity comparable to such Interest Period. In the event that such rate is not available at such time for any reason, then the "LIBO Rate" with respect to such Eurodollar Borrowing for such Interest Period shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the

Administrative Agent or, in the absence of such availability, by reference to the rate at which dollar deposits of $5,000,000 and for a maturity comparable to such Interest Period are offered by the principal London office of the Administrative Agent in immediately available funds in the London interbank market at approximately 11:00 a.m., London time, two Business Days prior to the commencement of such Interest Period.

                  "Lien" means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities; provided that clause (c) above shall be deemed not to include stock options granted by any Person to its directors, officers or employees with respect to the Capital Stock of such Person.

                  "Loans" means the loans made by the Lenders to the Borrower pursuant to this Agreement.

                  "Material Adverse Effect" means a material adverse effect on
(a) the business, assets, property or condition (financial or otherwise) of the Guarantor and the Subsidiaries taken as a whole, (b) the ability of any Credit Party to perform any of its obligations under this Agreement or (c) the rights of or benefits available to the Lenders under this Agreement.

                  "Material Indebtedness" means Indebtedness (other than the Loans), or obligations in respect of one or more Hedging Agreements, of any one or more of the Credit Parties and any Subsidiaries in an aggregate principal amount exceeding $25,000,000. For purposes of determining Material Indebtedness, the "principal amount" of the obligations of any Credit Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Credit Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

                  "Maturity Date" means April 29, 2000.

                  "Maximum Rate" has the meaning assigned to such term in
Section 10.13.

                  "Moody's" means Moody's Investors Service, Inc.

                  "Multiemployer Plan" means a multiemployer plan as defined in
Section 4001(a)(3) of ERISA.

                  "Net Cash Proceeds" means (a) in connection with any Asset Sale or any Recovery Event, the proceeds thereof in the form of cash and Cash Equivalents (including any such proceeds received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but only as and when received) of such Asset Sale or Recovery Event, net of attorneys' fees, accountants' fees, investment banking fees, amounts required to be applied to the repayment of Indebtedness secured by a Lien expressly permitted hereunder on any asset that is the subject of such Asset Sale or Recovery Event and other customary fees and expenses actually incurred in connection therewith and net of taxes paid or reasonably estimated to be payable as a result thereof and (b) in connection with any issuance or sale of Capital Stock or any incurrence of Indebtedness, the cash proceeds received from such issuance or incurrence, net of attorneys' fees, investment banking fees, accountants' fees, underwriting discounts and commissions and other customary fees and expenses actually incurred in connection therewith.

                  "Obligations" means collectively, the unpaid principal of and interest on the Loans and all other obligations and liabilities of the Borrower (including, without limitation, interest accruing at the then applicable rate provided herein after the maturity of the Loans and interest accruing at the then applicable rate provided herein after the filing of any petition in bankruptcy, or the commencement of any insolvency, reorganization or like proceeding, relating to the Borrower, whether or not a claim for post-filing or post-petition interest is allowed in such proceeding) to the Administrative Agent or any Lender (or, in the case of any Hedging Agreement referred to below, any Affiliate of any Lender), whether direct or indirect, absolute or contingent, due or to become due, or now existing or hereafter incurred, which may arise under, out of, or in connection with, this Agreement or any Hedging Agreement entered into by the Borrower with any Lender (or any Affiliate of any Lender) or any other document made, delivered or given in connection herewith or therewith, in each case whether on account of principal, interest, reimbursement obligations, fees, indemnities, costs, expenses or otherwise (including, without limitation, all fees and disbursements of counsel to the Administrative Agent or to the Lenders that are required to be paid by the Borrower pursuant to the terms of any of the foregoing agreements).

                  "Olde" means Olde Financial Corporation, a Michigan corporation.

                  "Other Taxes" means any and all present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies arising from any payment made hereunder or from the execution, delivery or enforcement of, or otherwise with respect to, this Agreement.

                  "Participant" has the meaning assigned to such term in Section 10.4(e).

                  "PBGC" means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.

                  "Permitted Encumbrances" means:

                  (a) Liens imposed by law for taxes that are not yet due or are being contested in compliance with Section 5.4;

                  (b) carriers', warehousemen's, mechanics', materialmen's, repairmen's and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than 30 days or are being contested in compliance with Section 5.4;

                  (c) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations;

                  (d) deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business; and

                  (e) easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Credit Parties or any Subsidiary;

provided that the term "Permitted Encumbrances" shall not include any Lien securing Indebtedness.

                  "Person" means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

                  "Plan" means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which any Credit Party or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an "employer" as defined in Section 3(5) of ERISA.

                  "Prime Rate" means the rate of interest per annum publicly announced from time to time by The Chase Manhattan Bank as its prime rate in effect at its principal office in New York City; each change in the Prime Rate shall be effective from and including the date such change is publicly announced as being effective.

                  "Pro Forma Balance Sheet" has the meaning assigned to such term in Section 3.4(c).

                  "RAL Program Documents" means (a) that certain Refund Anticipation Loan Participation Agreement, dated as of July 19, 1996, among Borrower, Beneficial National Bank, and Beneficial Tax Masters, Inc.; (b) that certain Refund Anticipation Loan Operations Agreement, dated as of July 19, 1996, among H&R Block Tax Services, Inc., HRB Royalty, Inc., Beneficial Tax Masters, Inc., Beneficial National Bank, and Beneficial Franchise Company, Inc.; and (c) all other documents, instruments, agreements or schedules now or hereafter attached to, referred to in or delivered in connection with any or all of the agreements referred to in the foregoing clauses (a) and (b), as any or all of the items referred to in the foregoing clauses (a) through (c) may be amended, modified or supplemented at any time or from time to time.

                  "Rating" means the respective rating of each of S&P and Moody's applicable to the long-term senior unsecured non-credit enhanced debt of the Borrower, as announced by S&P and Moody's from time to time.

                  "Recovery Event" means any settlement of or payment in respect of any property or casualty insurance claim or any condemnation proceeding relating to Option One Mortgage Corporation or Option One Mortgage Acceptance Corporation yielding Net Cash Proceeds in excess of $5,000,000 in the aggregate while this Agreement is in effect.

                  "Register" has the meaning assigned to such term in Section 10.4(c).

                  "Related Parties" means, with respect to any specified Person, such Person's Affiliates and the respective directors, officers, employees, agents and advisors of such Person and such Person's Affiliates.

                  "Required Lenders" means, at any time, Lenders having Revolving Credit Exposures and unused Commitments representing at least 51% of the sum of the total Revolving Credit Exposures and unused Commitments at such time.

                  "Revolving Credit Exposure" means, with respect to any Lender at any time, the sum of the outstanding principal amount of such Lender's Revolving Loans.

                  "Revolving Loan" means a Loan made pursuant to Section 2.3.

                  "S&P" means Standard & Poor's Ratings Services.

                  "Solvent" means, with respect to any Person on a particular date, the condition that on such date, (a) the fair value of the property of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person, (b) the present fair salable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and mature, (c) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature, and (d) such Person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such Person's property would constitute an unreasonably small amount of capital.

                  "Statutory Reserve Rate" means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent (or its London branch) is subject (a) with respect to the Base CD Rate, for new negotiable nonpersonal time deposits in dollars of over $100,000 with maturities approximately equal to three months and (b) with respect to the Adjusted LIBO Rate, for eurocurrency funding. Such reserve percentages shall include those imposed pursuant to Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.

                  "Subsidiary" means, with respect to any Person (the "parent") at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent's consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more Subsidiaries of the parent or by the parent and one or more Subsidiaries of the parent. Unless the context shall otherwise require, all references to a "Subsidiary" or to "Subsidiaries" in this Agreement shall refer to a Subsidiary or Subsidiaries of the Guarantor, including, without limitation, the Borrower and the Subsidiaries of the Borrower.

                  "Taxes" means any and all present or future taxes, levies, imposts, duties, deductions, charges or withholdings imposed by any Governmental Authority.

                  "Three-Month Secondary CD Rate" means, for any day, the secondary market rate for three-month certificates of deposit reported as being in effect on such day (or, if such day is not a Business Day, the next preceding Business Day) by the Board through the public information telephone line of the Federal Reserve Bank of New York (which rate will, under the current practices of the Board, be published in Federal Reserve Statistical Release H.15(519) during the week following such day) or, if such rate is not so reported on such day or such next preceding Business Day, the average of the secondary market quotations for three-month certificates of deposit of major money center banks in New York City received at approximately 10:00 a.m., New York City time, on such day (or, if such day is not a Business Day, on the next preceding Business
Day) by the Administrative Agent from three negotiable certificate of deposit dealers of recognized standing selected by it.

                  "Transactions" means the execution, delivery and performance by the Credit Parties of this Agreement, the borrowing of Loans and the use of the proceeds thereof.

                  "Type", when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.

                  "Withdrawal Liability" means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.

                  SECTION 1.2. Terms Generally. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words "include", "includes" and "including" shall be deemed to be followed by the phrase "without limitation". The word "will" shall be construed to have the same meaning and effect as the word "shall". Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, supplemented or otherwise modified (subject to any restrictions on such amendments, supplements or modifications set forth herein), (b) any reference herein to any Person shall be construed to include such Person's successors and assigns, (c) the words "herein", "hereof" and "hereunder", and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (d) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (e) the words "asset" and "property" shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.

                  SECTION 1.3. Classification of Loans and Borrowings. For purposes of this Agreement, Loans may be classified and referred to by class (e.g., a "Revolving Loan") or by Type (e.g., a "Eurodollar Loan") or by class and Type (e.g., a "Eurodollar Revolving Loan"). Borrowings also may be classified and referred to by class (e.g., a "Revolving Borrowing") or by Type (e.g., a "Eurodollar Borrowing") or by class and Type (e.g., a "Eurodollar Revolving Borrowing").

                  SECTION 1.4. Accounting Terms; GAAP. Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith.

                                   ARTICLE II

                                  THE CREDITS

                  SECTION 2.1. Commitments. Subject to the terms and conditions set forth herein, each Lender agrees to make Revolving Loans to the Borrower from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender's Revolving Credit Exposure exceeding such Lender's Commitment or (b) the total Revolving Credit Exposures exceeding the total Commitments. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.

                  SECTION 2.2. Loans and Borrowings.

                    (a) Each Revolving Loan shall be made as part of a Borrowing consisting of Revolving Loans made by the Lenders ratably in accordance with their respective Commitments. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender's failure to make Loans as required.

                    (b) Subject to Section 2.11, (i) each Revolving Borrowing shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Lender at its option may make any Eurodollar Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.

                    (c) At the commencement of each Interest Period for any Eurodollar Revolving Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $25,000,000. At the time that each ABR Revolving Borrowing is made, such Borrowing shall be in an aggregate amount that is an integral multiple of $1,000,000 and not less than $25,000,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the total Commitments. Borrowings of more than one Type may be outstanding at the same time; provided that there shall not at any time be more than a total of six Eurodollar Revolving Borrowings outstanding.

                    (d) Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.

                  SECTION 2.3. Requests for Revolving Borrowings. To request a Revolving Borrowing, the Borrower shall notify the Administrative Agent of such request by telephone (a) in the case of a Eurodollar Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of the proposed Borrowing. Each such telephonic Borrowing Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Borrowing Request in a form approved by the Administrative Agent and signed by the Borrower. Each such telephonic and written Borrowing Request shall specify the following information in compliance with Section 2.2:

                    (i) the aggregate amount of the requested Borrowing;

                    (ii) the date of such Borrowing, which shall be a Business Day;

                    (iii) whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

                    (iv) in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term "Interest Period"; and

                    (v) the location and number of the Borrower's account to which funds are to be disbursed, which shall comply with the requirements of Section 2.4(a).

If no election as to the Type of Revolving Borrowing is specified, then the requested Revolving Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Revolving Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month's duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each Lender of the details thereof and of the amount of such Lender's Loan to be made as part of the requested Borrowing.

                  SECTION 2.4. Funding of Borrowings.

                    (a) Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 12:00 noon, New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders. The Administrative Agent will make such Loans available to the Borrower by promptly crediting the amounts so received, in like funds, to an account of the Borrower maintained with the Administrative Agent in New York City and designated by the Borrower in the applicable Borrowing Request.

                    (b) Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender's share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the Federal Funds Effective Rate or (ii) in the case of the Borrower, the interest rate applicable to ABR Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender's Loan included in such Borrowing.

                   SECTION 2.5. Interest Elections.

                    (a) Each Revolving Borrowing initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Revolving Borrowing, shall have an initial Interest Period as specified in such Borrowing Request or determined pursuant to the penultimate sentence of Section 2.3. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Revolving Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing.

                    (b) To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by telephone by the time that a Borrowing Request would be required under
          Section 2.3 if the Borrower were requesting a Revolving Borrowing of the Type resulting from such election to be made on the effective date of such election. Each such telephonic Interest Election Request shall be irrevocable and shall be confirmed promptly by hand delivery or telecopy to the Administrative Agent of a written Interest Election Request in a form approved by the Administrative Agent and signed by the Borrower.

                    (c) Each telephonic and written Interest Election Request shall specify the following information in compliance with Section 2.2:

                        (i) the Borrowing to which such Interest Election
                    Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);

                        (ii) the effective date of the election made pursuant
                    to such Interest Election Request, which shall be a Business Day;

                        (iii) whether the resulting Borrowing is to be an ABR
                    Borrowing or a Eurodollar Borrowing; and

                        (iv) if the resulting Borrowing is a Eurodollar
                    Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which shall be a period contemplated by the definition of the term "Interest Period".

If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month's duration.

                    (d) Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each Lender of the details thereof and of such Lender's portion of each resulting Borrowing.

                    (e) If the Borrower fails to deliver a timely Interest Election Request with respect to a Eurodollar Revolving Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period such Borrowing shall be converted to an ABR Borrowing. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Revolving Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Revolving Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.

                   SECTION 2.6.      Termination and Reduction of Commitments.

                    (a) Unless previously terminated, the Commitments shall terminate on the Maturity Date.

                    (b) The Borrower may at any time terminate, or from time to time reduce, the Commitments; provided that (i) each reduction of the Commitments shall be in an amount that is an integral multiple of $1,000,000 and not less than $25,000,000 and (ii) the Borrower shall not terminate or reduce the Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.8, the Revolving Credit Exposures would exceed the total Commitments.

                    (c) The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph
          (b) of this Section at least three Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities, in which case such notice may be revoked by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments shall be permanent. Each reduction of the Commitments shall be made ratably among the Lenders in accordance with their respective Commitments.

                   SECTION 2.7.      Repayment of Loans; Evidence of Debt.

                    (a) The Borrower hereby unconditionally promises to pay to the Administrative Agent for the account of each Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date.

                    (b) Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.

                    (c) The Administrative Agent shall maintain accounts in which it shall record (i) the amount of each Loan made hereunder, the Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender's share thereof.

                    (d) The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the obligation of the Borrower to repay the Loans in accordance with the terms of this Agreement.

                    (e) Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to the order of such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form approved by the Administrative Agent. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 10.4) be represented by one or more promissory notes in such form payable to the order of the payee named therein (or, if such promissory note is a registered note, to such payee and its registered assigns).

                   SECTION 2.8.      Prepayment of Loans.

                    (a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part without premium or penalty except as provided in Section 2.13, subject to prior notice in accordance with paragraph (b) of this Section.

                    (b) The Borrower shall notify the Administrative Agent by telephone (confirmed by telecopy) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Revolving Borrowing, not later than 11:00 a.m., New York City time, three Business Days before the date of prepayment or (ii) in the case of prepayment of an ABR Revolving Borrowing, not later than 11:00 a.m., New York City time, one Business Day before the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments as contemplated by Section 2.6, then such notice of prepayment may be revoked if such notice of termination is revoked in accordance with Section 2.6. Promptly following receipt of any such notice relating to a Revolving Borrowing, the Administrative Agent shall advise the Lenders of the contents thereof. Each partial prepayment of any Revolving Borrowing shall be in an amount that would be permitted in the case of an advance of a Revolving Borrowing of the same Type as provided in Section 2.2. Each prepayment of a Revolving Borrowing shall be applied ratably to the Loans included in the prepaid Borrowing. Prepayments shall be accompanied by accrued interest to the extent required by Section 2.10.

                   SECTION 2.9.      Fees.

                    (a) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a facility fee, which shall accrue at the Applicable Rate on the daily amount of the Commitment of such Lender (whether used or unused) during the period from and including the date hereof to but excluding the date on which such Commitment terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates, then such facility fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued facility fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any facility fees accruing after the date on which the Commitments terminate shall be payable on demand. All facility fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).

                    (b) The Borrower agrees to pay to the Administrative Agent for the account of each Lender a utilization fee, which shall accrue at the Applicable Rate on the daily amount of the Revolving Loans of such Lender for each day the Revolving Loans of such Lender exceed 33% of such Lender's Commitment; provided that, if such Lender continues to have any Revolving Credit Exposure after its Commitment terminates and the amount of such Revolving Credit Exposure exceeds 33% of such Lender's Commitment immediately prior to such Commitment being terminated, then such utilization fee shall continue to accrue on the daily amount of such Lender's Revolving Credit Exposure from and including the date on which its Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued utilization fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Commitments terminate, commencing on the first such date on which such utilization fees became due and payable; provided that any utilization fees accruing after the date on which the Commitments terminate shall be payable on demand. All utilization fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first but excluding the last day).

                    (c) The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.

                    (d) All fees payable hereunder shall be paid on the dates due, in immediately available funds, to the Administrative Agent for distribution, in the case of facility fees and utilization fees, to the Lenders. Fees paid shall not be refundable under any circumstances.

                   SECTION 2.10.     Interest.

                    (a) Subject to paragraph (c) of this Section, the Loans comprising each ABR Borrowing shall bear interest at a rate per annum equal to the Alternate Base Rate plus the Applicable Rate.

                    (b) Subject to paragraph (c) of this Section, the Loans comprising each Eurodollar Borrowing shall bear interest at a rate per annum equal to the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.

                    (c) Notwithstanding the provisions of the foregoing paragraphs (a) and (b) of this Section, for each day during the period from and including December 1, 1999 through and including January 15, 2000, all Loans will bear interest at a rate per annum equal to the greater of (i) the ABR and (ii) the Federal Funds Effective Rate determined by the Administrative Agent to be in effect for such day plus 1.8%.

                    (d) Notwithstanding the foregoing, if any principal of or interest on any Loan or any fee or other amount payable by the Borrower hereunder is not paid when due, whether at stated maturity, upon acceleration or otherwise, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (i) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided above or (ii) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided above.

                    (e) Accrued interest on each Loan shall be payable in arrears on each Interest Payment Date for such Loan; provided that (i) interest accrued pursuant to paragraph (d) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment, (iii) in the event of any conversion of any Eurodollar Revolving Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion and (iv) all accrued interest shall be payable upon termination of the Commitments.

                    (f) All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error. The Administrative Agent shall as soon as practicable notify the Borrower and the Lenders of the effective date and the amount of each change in interest rate.

                   SECTION 2.11. Alternate Rate of Interest. If prior to the commencement of any Interest Period for a Eurodollar Borrowing:

                    (a) the Administrative Agent determines (which determination shall be conclusive absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period; or

                    (b) the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;

then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (i) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective, and (ii) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.

                   SECTION 2.12.     Increased Costs.

                    (a) If any Change in Law shall:

                         (i) impose, modify or deem applicable any reserve,
                    special deposit or similar requirement against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate); or

                         (ii) impose on any Lender or the London interbank
                    market any other condition affecting this Agreement or Eurodollar Loans made by such Lender;

and the result of any of the foregoing shall be to increase the cost to such Lender of making or maintaining any Eurodollar Loan (or of maintaining its obligation to make any such Loan) or to increase the cost to such Lender or to reduce the amount of any sum received or receivable by such Lender hereunder (whether of principal, interest or otherwise), then the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender for such additional costs incurred or reduction suffered.

                    (b) If any Lender determines that any Change in Law regarding capital requirements has or would have the effect of reducing the rate of return on such Lender's capital or on the capital of such Lender's holding company, if any, as a consequence of this Agreement or the Loans made by such Lender to a level below that which such Lender or such Lender's holding company could have achieved but for such Change in Law (taking into consideration such Lender's policies and the policies of such Lender's holding company with respect to capital adequacy), then from time to time the Borrower will pay to such Lender such additional amount or amounts as will compensate such Lender or such Lender's holding company for any such reduction suffered.

                    (c) A certificate of a Lender setting forth the amount or amounts necessary to compensate such Lender or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

                    (d) Failure or delay on the part of any Lender to demand compensation pursuant to this Section shall not constitute a waiver of such Lender's right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender pursuant to this Section for any increased costs or reductions incurred more than six months prior to the date that such Lender notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender's intention to claim compensation therefor; provided, further, that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the six-month period referred to above shall be extended to include the period of retroactive effect thereof.

                  SECTION 2.13. Break Funding Payments. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Revolving Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice is permitted to be revocable under Section 2.8(b) and is revoked in accordance herewith), (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to
Section 2.16, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. In the case of a Eurodollar Loan, the loss to any Lender attributable to any such event shall be deemed to include an amount determined by such Lender to be equal to the excess, if any, of (i) the amount of interest that such Lender would pay for a deposit equal to the principal amount of such Loan for the period from the date of such payment, conversion, failure or assignment to the last day of the then current Interest Period for such Loan (or, in the case of a failure to borrow, convert or continue, the duration of the Interest Period that would have resulted from such borrowing, conversion or continuation) if the interest rate payable on such deposit were equal to the Adjusted LIBO Rate for such Interest Period, over (ii) the amount of interest that such Lender would earn on such principal amount for such period if such Lender were to invest such principal amount for such period at the interest rate that would be bid by such Lender (or an affiliate of such Lender) for dollar deposits from other banks in the eurodollar market at the commencement of such period. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within 10 days after receipt thereof.

             SECTION 2.14. Taxes.

                  (a) Any and all payments by or on account of any obligation of the Borrower or the Guarantor hereunder shall be made free and clear of and without deduction for any Indemnified Taxes or Other Taxes; provided that if the Borrower or the Guarantor shall be required to deduct any Indemnified Taxes or Other Taxes from such payments, then
         (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section) the Administrative Agent or Lender (as the case may be) receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Borrower or the Guarantor shall make such deductions and (iii) the Borrower or the Guarantor shall pay the full amount deducted to the relevant Governmental Authority in accordance with applicable law.

                  (b) In addition, the Borrower shall pay any Other Taxes to the relevant Governmental Authority in accordance with applicable law.

                  (c) The Borrower shall indemnify the Administrative Agent and each Lender, within 10 days after written demand therefor, for the full amount of any Indemnified Taxes or Other Taxes (including Indemnified Taxes or Other Taxes imposed or asserted on or attributable to amounts payable under this Section) paid by the Administrative Agent or such Lender, as the case may be, and any penalties, interest and reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes or Other Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender, or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

                  (d) As soon as practicable after any payment of Indemnified Taxes or Other Taxes by the Borrower to a Governmental Authority, the Borrower shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

                  (e) Any Foreign Lender that is entitled to an exemption from or reduction of withholding tax under the law of the jurisdiction in which the Borrower is located, or any treaty to which such jurisdiction is a party, with respect to payments under this Agreement shall deliver to the Borrower (with a copy to the Administrative Agent), at the time or times prescribed by applicable law or reasonably requested by the Borrower, such properly completed and executed documentation prescribed by applicable law as will permit such payments to be made without withholding or at a reduced rate.

             SECTION 2.15. Payments Generally; Pro Rata Treatment; Sharing of
                           Set-offs.

                  (a) The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest or fees, or under Section 2.12, 2.13 or 2.14, or otherwise) prior to 12:00 noon, New York City time, on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made to the Administrative Agent at its offices at 270 Park Avenue, New York, New York, except that payments pursuant to Sections 2.12, 2.13,
         2.14 and 10.3 shall be made directly to + the Persons entitled thereto. The Administrative Agent shall distribute any such payments received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in dollars.

                  (b) If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, interest and fees then due hereunder, such funds shall be applied (i) first, to pay interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, to pay principal then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal then due to such parties.

                  (c) If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Revolving Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Revolving Loans and accrued interest thereon than the proportion received by any other Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Revolving Loans of other Lenders to the extent necessary so that the benefit of all such payments shall be shared by the Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Revolving Loans, provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a

         Lender as consideration for the assignment of or sale of a participation in any of its Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.

                  (d) Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the Federal Funds Effective Rate.

                  (e) If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.4(b) or 2.15(d), then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), apply any amounts thereafter received by the Administrative Agent for the account of such Lender to satisfy such Lender's obligations under such Sections until all such unsatisfied obligations are fully paid.

             SECTION 2.16. Mitigation Obligations; Replacement of Lenders.

                  (a) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
         Section 2.14, then such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or affiliates, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.12 or 2.14, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.

                  (b) If any Lender requests compensation under Section 2.12, or if the Borrower is required to pay any additional amount to any Lender or any Governmental Authority for the account of any Lender pursuant to
         Section 2.14, or if any Lender defaults in its obligation to fund Loans hereunder, or if any Lender becomes an Objecting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 10.4), all its interests, rights and obligations under this Agreement to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent of the Administrative Agent, which consent shall not unreasonably be withheld, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.12 or payments required to be made pursuant to Section 2.14, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply.

             SECTION 2.17. Mandatory Prepayments and Commitment Reductions.

                  (a) If any Capital Stock or Indebtedness shall be issued or incurred by the Guarantor, the Borrower or any Subsidiary (excluding any Indebtedness incurred in accordance with Section 6.2(a), (b), (c),
         (e), (f), (g), (h), (i), (j), (k), (l) and (m)), an amount equal to 100% of the Net Cash Proceeds thereof shall be applied on the date of such issuance or incurrence toward the reduction of the Commitments as set forth in Section 2.17(d).

                  (b) If on any date, the Guarantor, the Borrower or any Subsidiary shall receive Net Cash Proceeds from any Asset Sale or Recovery Event then such Net Cash Proceeds shall be applied on such date toward the reduction of the Commitments as set forth in Section 2.17(d).

                  (c) If the Acquisition has not been consummated within seven days after the Closing Date, the Commitments shall automatically terminate on the date that is seven days after the Closing Date.

                  (d) Amounts to be applied in connection with Commitment reductions made pursuant to Section 2.17 shall be applied to reduce permanently the Commitments. Any such reduction of the Commitments shall be accompanied by prepayment of the Loans to the extent, if any, that the Loans exceed the amount of the Commitments as so reduced. The application of any prepayment pursuant to Section 2.17 shall be made, first, to ABR Loans and, second, to Eurodollar Loans. Each prepayment of the Loans under Section 2.17 (except in the case of Loans that are ABR Loans) shall be accompanied by accrued interest to the date of such prepayment on the amount prepaid.

                                  ARTICLE III

                         REPRESENTATIONS AND WARRANTIES

     Each of the Credit Parties represents and warrants to the Lenders that:

             SECTION 3.1. Organization; Powers. Each of the Credit Parties and the Subsidiaries is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, has the power and authority to carry on its business as now conducted and, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required.

             SECTION 3.2. Authorization; Enforceability. The Transactions are within each Credit Party's corporate powers and have been duly authorized by all necessary corporate and, if required, stockholder action. This Agreement has been duly executed and delivered by each Credit Party and constitutes a legal, valid and binding obligation of each Credit Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors' rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.

             SECTION 3.3. Governmental Approvals; No Conflicts. The Transactions
(a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect, (b) will not violate any applicable law or regulation or the charter, by-laws or other organizational documents of any Credit Party or any Subsidiary or any order of any Governmental Authority, (c) will not violate or result in a default under any indenture, agreement or other instrument (other than those to be terminated on or prior to the Closing Date) binding upon any Credit Party or any Subsidiary or their assets, or give rise to a right thereunder to require any payment to be made by any Credit Party or any Subsidiary, and (d) will not result in the creation or imposition of any Lien on any asset of any Credit Party or any Subsidiary.

             SECTION 3.4. Financial Condition; No Material Adverse Change.

                  (a) Each Credit Party has heretofore furnished to the Lenders consolidated balance sheets and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended April 30, 1999, (A) reported on by PricewaterhouseCoopers LLP, independent public accountants, in respect of the financial statements of the Guarantor, and (B) certified by its chief financial officer, in respect of the financial statements of the Borrower, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended July 31, 1999 certified by its chief financial officer. Such financial statements present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries and of the Guarantor and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above. Except as set forth on Schedule 3.4(a), neither the Guarantor nor any of its consolidated Subsidiaries had, at the date of the most recent balance sheet referred to above, any material Guarantee Obligation, contingent liability or liability for taxes, or any long-term lease or unusual forward or long-term commitment, including, without limitation, any interest rate or foreign currency swap or exchange transaction, which is not reflected in the foregoing statements or in the notes thereto. During the period from April 30, 1999 to and including the date hereof, and except as disclosed in filings made by the Guarantor with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, there has been no sale, transfer or other disposition by the Guarantor or any of its consolidated Subsidiaries of any material part of its business or property other than sales of financial services or mortgage loans in the ordinary course of business and no purchase or other acquisition of any business or property (including any Capital Stock of any other Person) other than the acquisition of substantially all of the assets of Rudolph Palitz, LLP, McGladrey & Pullen, LLP and Kinder & Wyman, P.C., material in relation to the consolidated financial condition of the Guarantor and its consolidated Subsidiaries at April 30, 1999.

                  (b) Since April 30, 1999, there has been no material adverse change in the business, assets, property or condition (financial or otherwise) of the Guarantor and its Subsidiaries, taken as a whole.

                  (c) The unaudited pro forma consolidated balance sheet of the Borrower and its consolidated Subsidiaries as at July 31, 1999 (including the notes thereto) (the "Pro Forma Balance Sheet"), a copy of which has heretofore been furnished to each Lender, has been prepared giving effect (as if such events had occurred on such date) to
         (i) the consummation of the Acquisition, (ii) the Indebtedness of the Borrower to be incurred in connection with the Acquisition and the use of proceeds thereof and (iii) the payment of fees and expenses in connection with the foregoing. The Pro Forma Balance Sheet has been prepared based on the best information available to the Borrower as of the date of delivery thereof, and presents fairly on a pro forma basis the estimated financial position of the Borrower and its consolidated Subsidiaries as at July 31, 1999, assuming that the events specified in the preceding sentence had actually occurred at such date.

              SECTION 3.5. Properties.

                  (a) Each of the Credit Parties and the Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

                  (b) Each of the Credit Parties and the Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and the use thereof by the Credit Parties and the Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

             SECTION 3.6. Litigation and Environmental Matters.

                  (a) There are no actions, suits or proceedings by or before any arbitrator or Governmental Authority pending against or, to the knowledge of any Credit Party, threatened against or affecting any Credit Party or any Subsidiary (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, could reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect (other than the Disclosed Matters) or (ii) that involve this Agreement or the Transactions.

                  (b) Except for the Disclosed Matters and except with respect to any other matters that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect, neither of the Credit Parties nor any Subsidiary (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any basis for any Environmental Liability.

                  (c) Since the date of this Agreement, there has been no change in the status of the Disclosed Matters that, individually or in the aggregate, has resulted in, or materially increased the likelihood of, a Material Adverse Effect.

              SECTION 3.7. Compliance with Laws and Agreements. Each of the Credit Parties and the Subsidiaries is in compliance with all laws, regulations and orders of any Governmental Authority applicable to it or its property and all indentures, agreements and other instruments binding upon it or its property, except where the failure to be so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. No Default has occurred and is continuing.

              SECTION 3.8. Investment and Holding Company Status. Neither of the Credit Parties nor any of the Subsidiaries is (a) an "investment company" as defined in, or subject to regulation under, the Investment Company Act of 1940 or (b) a "holding company" as defined in, or subject to regulation under, the Public Utility Holding Company Act of 1935.

              SECTION 3.9. Taxes. Each of the Credit Parties and the Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Guarantor, the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 3.10. ERISA. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, could reasonably be expected to result in a Material Adverse Effect. The present value of all accumulated benefit obligations under each Plan (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of such Plan, and the present value of all accumulated benefit obligations of all underfunded Plans (based on the assumptions used for purposes of Statement of Financial Accounting Standards No. 87) did not, as of the date of the most recent financial statements reflecting such amounts, exceed by more than $25,000,000 the fair market value of the assets of all such underfunded Plans.

              SECTION 3.11. Disclosure. The Credit Parties have disclosed to the Lenders (i) all material agreements, instruments and corporate or other restrictions to which any Credit Party or any Subsidiary is subject, and (ii) all other matters known to it, that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect. None of the reports, financial statements, certificates or other information furnished by or on behalf of the Credit Parties to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided that, with respect to projected financial information, the Credit Parties represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time.

              SECTION 3.12. No Default. Neither Credit Party nor any Subsidiary is in default under or with respect to any of its Contractual Obligations in any respect which could reasonably be expected to have a Material Adverse Effect. No Default or Event of Default has occurred and is continuing.

              SECTION 3.13. Federal Regulations. No part of the proceeds of any Loans will be used for "purchasing" or "carrying" any "margin stock" within the respective meanings of each of the quoted terms under Regulation U of the Board as now and from time to time hereafter in effect. If requested by any Lender or the Administrative Agent, the Borrower will furnish to the Administrative Agent and each Lender a statement to the foregoing effect in conformity with the requirements of FR Form G-3 or FR Form U-1 referred to in said Regulation U, as the case may be.

              SECTION 3.14. Subsidiaries. As of the date hereof, the Guarantor has only the Subsidiaries set forth on Schedule 3.14.

              SECTION 3.15. Solvency. Each Credit Party is, and after giving effect to the incurrence of all Indebtedness and obligations being incurred in connection herewith will be and will continue to be, Solvent.

              SECTION 3.16. Insurance. Each Credit Party and each Subsidiary of each Credit Party maintains with financially sound and reputable insurers insurance with respect to its properties and business and against at least such liabilities, casualties and contingencies and in at least such types and amounts as is customary in the case of companies engaged in the same or a similar business or having similar properties similarly situated. The Guarantor will be deemed to be a financially sound and reputable insurer up to the $1,000,000 limit of its self-insured retention.

              SECTION 3.17. Refund Anticipation Loan Program Documents. Each of the RAL Program Documents is in full force and effect, provided that for purposes of this Section 3.17, clause (c) of the definition of RAL Program Documents shall be deemed to include only those documents that have been entered into as of the date this representation is deemed to be made; none of the respective parties thereto is in breach of or default under any of the terms, conditions or provisions thereof; and no event or condition has occurred or exists which would give rise to any right on the part of any party to terminate any or all of the obligations or liabilities of such party under any of the RAL Program Documents. The Borrower has furnished to the Administrative Agent true, correct and complete copies of each of the RAL Program Documents.

              SECTION 3.18. Year 2000 Matters. Substantially all reprogramming or modifications required to permit the proper functioning (but only to the extent that such proper functioning would otherwise be impaired by the occurrence of the year 2000) in and following the year 2000 of the computer systems and other equipment containing embedded microchips, in either case owned or operated by any Credit Party or any material Subsidiary or used or relied upon in the conduct of their respective businesses (including any such systems and other equipment supplied by others (other than any Credit Parties' external phone systems) or with which the computer systems of any Credit Party or any material Subsidiary interface), and the testing of substantially all such systems and other equipment as so reprogrammed or so modified, has been completed. The costs to any Credit Party or any Subsidiary that have not been incurred as of the date hereof for such reprogramming and testing and for the other reasonably foreseeable consequences to it if any improper functioning of other computer systems and equipment containing embedded microchips due to the occurrence of the year 2000 could not reasonably be expected to result in a Default, Event of Default or Material Adverse Effect. Except for any reprogramming referred to above, the computer systems of the Credit Parties and the Subsidiaries are, and, with ordinary course upgrading and maintenance, will continue for the term of this Agreement to be, sufficient for the conduct of their business as currently conducted.

              SECTION 3.19. Certain Documents. The Borrower has delivered to the Administrative Agent a complete or correct copy of the Acquisition Documentation, including any amendments, supplements or modifications with respect thereto.

                                   ARTICLE IV

                                   CONDITIONS

              SECTION 4.1. Effective Date. Except as otherwise provided in Sections 4.2 and 4.3, this Agreement shall become effective on the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

                  (a) The Administrative Agent (or its counsel) shall have received from each party hereto a counterpart of this Agreement signed on behalf of such party.

                  (b) The Lenders and the Administrative Agent shall have received all fees required to be paid on or prior to the Effective Date.

                  (c) Each Lender shall have received, for each Credit Party, consolidated balance sheets and statements of income, stockholders' equity and cash flows (i) as of and for the fiscal year ended April 30, 1999, (A) reported on by PricewaterhouseCoopers LLP, independent public accountants, in respect of the financial statements of the Guarantor, and (B) certified by its chief financial officer, in respect of the financial statements of the Borrower, and (ii) as of and for the fiscal quarter and the portion of the fiscal year ended July 31, 1999, certified by such Credit Party's chief financial officer. Such financial statements shall present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries and of the Guarantor and its consolidated Subsidiaries as of such dates and for such periods in accordance with GAAP, subject to year-end audit adjustments and the absence of footnotes in the case of the statements referred to in clause (ii) above.

                  (d) Each Lender shall have received (i) the Pro Forma Balance Sheet, (ii) audited consolidated financial statements of Olde and unaudited consolidated financial statements of FMS for the 1996, 1997 and 1998 fiscal years and (iii) unaudited interim consolidated financial statements of each of Olde and FMS for each quarterly period ended subsequent to the date of the latest applicable financial statements delivered pursuant to clause (ii) of this paragraph as to which such financial statements are available, and such financial statements shall not, in the reasonable judgment of the Lenders, reflect any material adverse change in the consolidated financial condition of any of Olde and FMS, as reflected in the financial statements or projections contained in the Confidential Information Memorandum.

              SECTION 4.2. Closing Date. The obligations of the Lenders to make Loans hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 10.2):

                  (a) The Effective Date shall have occurred.

                  (b) The Administrative Agent shall have received a reasonably satisfactory written opinion (addressed to the Administrative Agent and the Lenders and dated the Closing Date) of Bryan Cave LLP, counsel for the Credit Parties, substantially in the form of Exhibit B, and covering such other matters relating to the Credit Parties, this Agreement, the Transactions or the Acquisition as the Required Lenders shall reasonably request. The Credit Parties hereby request such counsel to deliver such opinion.

                  (c) The Administrative Agent shall have received such documents and certificates as the Administrative Agent or its counsel may reasonably request relating to the organization, existence and good standing of the Credit Parties, the authorization of the Acquisition, the Transactions and any other legal matters relating to the Credit Parties, this Agreement, the Acquisition or the Transactions, all in form and substance satisfactory to the Administrative Agent and its counsel.

                  (d) The Administrative Agent shall have received a certificate, dated the Closing Date and signed by the President, a Vice President or a Financial Officer of each Credit Party, confirming compliance with the conditions set forth in paragraphs (a) and (b) of
         Section 4.3.

                  (e) The Administrative Agent shall have received all fees and other amounts due and payable on or prior to the Closing Date, including, to the extent invoiced, reimbursement or payment of all out-of-pocket expenses required to be reimbursed or paid by the Borrower hereunder.

                  (f) The $1,890,000,000 Credit and Guarantee Agreement, dated as of November 1, 1999 by and among the Borrower, the Guarantor, the lenders parties thereto from time to time and The Chase Manhattan Bank, as administrative agent, shall be effective (such Agreement as amended or replaced, the "Existing Credit Facility").

                  (g) (i) All governmental and material third party approvals (including material landlords' and other consents) necessary in connection with the Acquisition, the execution, delivery and performance of this Agreement and the continuing operation of the business of the Credit Parties and Subsidiaries shall have been obtained and be in full force and effect, and (ii) all applicable waiting periods shall have expired without any action being taken or threatened by any competent Governmental Authority which would restrain, prevent or otherwise impose adverse conditions on the Acquisition, the financing contemplated by this Agreement or any Credit Party or any Subsidiary.

The Administrative Agent shall notify the Borrower and the Lenders of the Closing Date, and such notice shall be conclusive and binding. Notwithstanding the foregoing, the obligations of the Lenders to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to Section 10.2) at or prior to 3:00 p.m., New York City time, on December 22, 1999 (and, in the event such conditions are not so satisfied or waived, the Commitments shall terminate at such time).

              SECTION 4.3. Each Loan. The obligation of each Lender to make a Loan on the occasion of any Borrowing is subject to the satisfaction of the following conditions:

                  (a) The representations and warranties of the Credit Parties set forth in this Agreement shall be true and correct in all material respects on and as of the date of such Borrowing.

                  (b) At the time of and immediately after giving effect to such Borrowing, no Default shall have occurred and be continuing.

Each Borrowing shall be deemed to constitute a representation and warranty by each of the Credit Parties on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.

                                   ARTICLE V

                              AFFIRMATIVE COVENANTS

              Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full, each of the Credit Parties covenants and agrees with the Lenders that:

              SECTION 5.1. Financial Statements and Other Information. The Borrower will furnish to the Administrative Agent and each Lender:

                  (a) within 90 days after the end of each fiscal year of the Guarantor, an audited consolidated balance sheet and related statements of operations, stockholders' equity and cash flows of the Guarantor and its consolidated Subsidiaries as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by PricewaterhouseCoopers LLP or other independent public accountants of recognized national standing (without a "going concern" or like qualification or exception and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Guarantor and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;

                  (b) within 45 days after the end of (i) in the case of the Guarantor, each of the first three fiscal quarters of each fiscal year of the Guarantor and (ii) in the case of the Borrower, each fiscal year of the Borrower, consolidated balance sheets and related statements of operations, stockholders' equity and cash flows of the Borrower and the Guarantor and their consolidated Subsidiaries as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by a Financial Officer of the

         Borrower and the Guarantor as presenting fairly in all material respects the financial condition and results of operations of the Borrower and the Guarantor and their consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;

                  (c) concurrently with any delivery of financial statements under clause (a) or (b) above, a certificate of a Financial Officer of the Borrower and the Guarantor (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.1 and (iii) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.4 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;

                  (d) concurrently with any delivery of financial statements under clause (a) above, a certificate of the accounting firm that reported on such financial statements stating whether they obtained knowledge during the course of their examination of such financial statements of any Default (which certificate may be limited to the extent required by accounting rules or guidelines);

                  (e) promptly after the same become publicly available, copies of all periodic and other reports, proxy statements and other materials (other than routine monthly reports on Form 8-K filed by Block Mortgage Finance, Inc. or routine filings by H&R Block Financial Advisors, Inc. or HRB Financial Services, Inc.) filed by any Credit Party or any Subsidiary with the Securities and Exchange Commission, or any Governmental Authority succeeding to any or all of the functions of said Commission, or with any national securities exchange, or distributed by any Credit Party to its shareholders generally, as the case may be; and

                  (f) promptly following any request therefor, such other information regarding the operations, business affairs and financial condition of any Credit Party or any Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request.

              SECTION 5.2. Notices of Material Events. The Borrower will furnish to the Administrative Agent and each Lender prompt written notice of the following:

                  (a) the occurrence of any Default;

                  (b) the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting any Credit Party or any Affiliate thereof that, if adversely determined, could reasonably be expected to result in a Material Adverse Effect;

                  (c) the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, could reasonably be expected to result in liability of the Borrower, the Guarantor or any Subsidiary in an aggregate amount exceeding $25,000,000; and

                  (d) any other development that results in, or could reasonably be expected to result in, a Material Adverse Effect.

Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower and the Guarantor setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.

              SECTION 5.3. Existence; Conduct of Business. Each Credit Party will, and will cause each of the Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect its legal existence and the rights, licenses, permits, privileges and franchises material to the conduct of its business; provided that the foregoing shall not prohibit any merger, consolidation, liquidation, disposition or dissolution permitted under Section 6.4.

              SECTION 5.4. Payment of Obligations. Each Credit Party will, and will cause each of the Subsidiaries to, pay its obligations, including Tax liabilities, that, if not paid, could result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) such Credit Party or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.5. Maintenance of Properties; Insurance. Each Credit Party will, and will cause each of the Subsidiaries to, (a) keep and maintain all property material to the conduct of its business in good working order and condition, ordinary wear and tear excepted, and (b) maintain, with financially sound and reputable insurers, insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Guarantor will be deemed to be a financially sound and reputable insurer up to the $1,000,000 limit of its self-insured retention.

              SECTION 5.6. Books and Records; Inspection Rights. Each Credit Party will, and will cause each of the Subsidiaries to, keep proper books of record and account in which full, true and correct entries are made of all dealings and transactions in relation to its business and activities. Each Credit Party will, and will cause each of the Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested.

              SECTION 5.7. Compliance with Laws. Each Credit Party will, and will cause each of the Subsidiaries to, comply with all Contractual Obligations and all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property, except where the failure to do so, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect.

              SECTION 5.8. Use of Proceeds.

                  (a) The proceeds of the Loans will be used only for paying at maturity commercial paper issued by the Borrower to finance the Acquisition. No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations U and X.

                  (b) The Borrower agrees that if the Borrower issues commercial paper to finance the Acquisition on any day prior to the date that the Acquisition is consummated, the maturity date of such commercial paper will not be more than seven days after the date such commercial paper is issued.

                  (c) The Borrower agrees that prior to the consummation of the Acquisition, the proceeds of any commercial paper issued by the Borrower to finance the Acquisition will be used by the Borrower solely to pay the consideration payable in the Acquisition or to repay such commercial paper and, pending such use, will be held by the Borrower in the form of cash or Cash Equivalents.


                                   ARTICLE VI

                               NEGATIVE COVENANTS

              Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full, each of the Credit Parties covenants and agrees with the Lenders that:

              SECTION 6.1. Adjusted Net Worth. The Guarantor will not permit Adjusted Net Worth as at the last day of any fiscal quarter of the Guarantor to be less than the sum of (a) $800,000,000 plus (b) 80% of the net gain attributed to Consolidated Net Worth as a result of the sale by the Borrower of all or any part of Option One Mortgage Corporation.

              SECTION 6.2. Indebtedness. The Credit Parties will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:

                  (a) Indebtedness created hereunder;

                  (b) Indebtedness under the Existing Credit Facility;

                  (c) Indebtedness existing on the date hereof and set forth in
         Schedule 6.2 and extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof;

                  (d) Indebtedness in an aggregate principal amount not to exceed $1,000,000,000 issued pursuant to the Registration Statement of the Borrower and the Guarantor on Form S-3 (Registration No. 333-33655 and 333-33655-01) filed with the Securities and Exchange Commission on August 14, 1997, as amended by Amendment No. 1 filed with the Securities and Exchange Commission on September 26, 1997, Amendment No. 2 filed with the Securities and Exchange Commission on October 2, 1997, Amendment No. 3 filed with the Securities and Exchange Commission on October 6, 1997 and Amendment No. 4 filed with the Securities and Exchange Commission on October 8, 1997, which Registration Statement became effective on October 17, 1997, provided that the obligations of the Credit Parties hereunder shall rank pari passu with such Indebtedness;

                  (e) Indebtedness consisting of trade accounts payable and accrued expenses incurred in the ordinary cause of business;

                  (f) (i) Indebtedness in connection with commercial paper issued in the United States through the Borrower which is guaranteed by the Guarantor and (ii) Indebtedness in connection with commercial paper issued in Canada through H&R Block Canada, Inc. which is guaranteed by the Guarantor; provided that the sum of (A) the aggregate amount of all Indebtedness incurred pursuant to this subsection 6.2(f) at any one time outstanding plus (B) the Obligations outstanding at such time plus
         (C) the "Obligations" (as such term is defined in the Existing Credit Facility) under the Existing Credit Facility at such time, shall not exceed $2,640,000,000;

                  (g) Indebtedness in connection with Guarantees of the performance of any Subsidiary's obligations under or pursuant to (i) any office lease entered into in the ordinary course of business, and
         (ii) any promotional, joint-promotional, cross-promotional, joint marketing, service, equipment or supply procurement, software license or other similar agreement entered into by such Subsidiary with one or more vendors, suppliers, retail businesses or other third parties in the ordinary course of business, including, but not limited to, indemnification obligations relating to such Subsidiary's failure to perform its obligations under such lease or agreement;

                  (h) acquisition-related Indebtedness (either purchased or assumed) and Indebtedness in connection with the Guarantor's guarantees of the payment or performance of primary obligations of Subsidiaries of the Guarantor in connection with such Subsidiaries' acquisition of accounting firms and accounting related business; provided that the aggregate amount of all Indebtedness incurred pursuant to this subsection 6.2(h) shall not exceed $100,000,000 during any fiscal year;

                  (i) Indebtedness of any Credit Party to any other Credit Party, of any Credit Party to any Subsidiary, of any Subsidiary to any Credit Party and of any

         Subsidiary to any other Subsidiary; provided that such Indebtedness shall not be prohibited by Section 6.5;

                  (j) Indebtedness in connection with repurchase agreements pursuant to which mortgage loans of a Credit Party or a Subsidiary are sold with the simultaneous agreement to repurchase the mortgage loans at the same price plus interest at an agreed upon rate; provided that the aggregate amount of all Indebtedness incurred pursuant to this subsection 6.2(j) shall not at any time exceed $500,000,000; provided further that no agreed upon repurchase date shall be later than 90 business days after the date of the corresponding repurchase agreement;

                  (k) Indebtedness in connection with Guarantees or Guarantee Obligations which are made, given or undertaken as representations and warranties, indemnities or assurances of the payment or performance of primary obligations in connection with securitization transactions or other transactions permitted hereunder, as to which primary obligations the primary obligor is a Credit Party or a Subsidiary;

                  (l) Indebtedness of RSM McGladrey, Inc. ("RSM"), a Subsidiary of the Guarantor, to McGladrey & Pullen, LLP ("M&P") and certain related trusts under (i) that certain Asset Purchase Agreement dated as of June 28, 1999 among RSM, M&P, the Guarantor and certain other parties signatory thereto (the "M&P Purchase Agreement") and (ii) the Retired Partners Agreement and the Loan Agreement (as such terms are defined in the M&P Purchase Agreement); provided that the amount payable by RSM in respect of such Indebtedness permitted under this paragraph (l) shall not exceed $325,000,000 in the aggregate; and

                  (m) Indebtedness of Olde and its Subsidiaries in connection with (i) Capital Lease Obligations in an aggregate amount not exceeding $10,000,000 at any time, (ii) obligations under existing mortgages in an aggregate amount not exceeding $12,000,000 at any time, (iii) securities sold and not yet purchased, provided that the aggregate amount of all Indebtedness incurred pursuant to this clause (iii) shall not at any time exceed $15,000,000, (iv) customer deposits in the ordinary course of business, (v) payables to brokers and dealers in the ordinary course of business and (vi) reimbursement obligations relating to letters of credit in favor of a clearing corporation in a face amount not to exceed $125,000,000 at any time, provided such letters of credit are used solely to satisfy margin deposit requirements.

              SECTION 6.3. Liens. Each Credit Party will not, and will not permit any Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:

                  (a) Permitted Encumbrances;

                  (b) any Lien on any property or asset of any Credit Party or any Subsidiary existing on the date hereof and set forth in Schedule 6.3; provided that (i) such

         Lien shall not apply to any other property or asset of any Credit Party or any Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (c) any Lien existing on any property or asset prior to the acquisition thereof by any Credit Party or any Subsidiary or existing on any property or asset of any Person that becomes a Subsidiary after the date hereof prior to the time such Person becomes a Subsidiary; provided that (i) such Lien is not created in -------- contemplation of or in connection with such acquisition or such Person becoming a Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of any Credit Party or any Subsidiary and
         (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Subsidiary, as the case may be, and extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof;

                  (d) Liens arising in connection with the securitization of any mortgage loans owned by the Borrower or any of its Subsidiaries;

                  (e) Liens arising in connection with the sale of any credit card receivables owned by the Borrower or any of its Subsidiaries;

                  (f) Liens on fixed or capital assets acquired, constructed or improved by any Credit Party or any Subsidiary to secure Indebtedness of such Credit Party or such Subsidiary incurred to finance the acquisition, construction or improvement of such fixed or capital assets; provided that (i) such Liens and the Indebtedness secured thereby are incurred prior to or within 90 days after such acquisition or the completion of such construction or improvement, (ii) the Indebtedness secured thereby does not exceed 100% of the cost of acquiring, constructing or improving such fixed or capital assets and
         (iii) such security interests shall not apply to any other property or assets of any Credit Party or any Subsidiary;

                  (g) Liens arising in connection with repurchase agreements contemplated by Section 6.2(j); provided that such security interests shall not apply to any property or assets of any Credit Party or any Subsidiary except for the mortgage loans or securities, as applicable, subject to such repurchase agreements;

                  (h) Liens arising in connection with Indebtedness permitted by
         Section 6.2(m)(v), which Liens are granted in the ordinary course of business;

                  (i) Liens not otherwise permitted by this Section 6.3 so long as the Obligations hereunder are contemporaneously secured equally and ratably with the obligations secured thereby; and

                  (j) Liens not otherwise permitted by this Section 6.3 so long as neither (i) the aggregate outstanding principal amount of the obligations secured thereby nor (ii) the aggregate fair market value (determined as of the date such Lien is incurred) of the assets subject thereto exceeds (as to the Credit Parties and all Subsidiaries) $10,000,000 at any one time.

              SECTION 6.4. Fundamental Changes.

                  (a) Each Credit Party will not, and will not permit any Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or any substantial part of its assets, or all or substantially all of the stock of any of the Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that, if at the time thereof and immediately after giving effect thereto no Default shall have occurred and be continuing,
         (i) any Subsidiary other than the Borrower may merge into a Credit Party in a transaction in which the Credit Party is the surviving corporation, (ii) any wholly owned Subsidiary other than the Borrower may merge into any other wholly owned Subsidiary in a transaction in which the surviving entity is a wholly owned Subsidiary, (iii) any Subsidiary other than the Borrower may sell, transfer, lease or otherwise dispose of its assets to the Guarantor or to another Subsidiary and (iv) any Subsidiary other than the Borrower may liquidate or dissolve if the Guarantor determines in good faith that such liquidation or dissolution is in the best interests of the Guarantor and is not materially disadvantageous to the Lenders; provided that any such merger involving a Person that is not a wholly owned Subsidiary immediately prior to such merger shall not be permitted unless also permitted by Section 6.5.

                  (b) Except as set forth on Schedule 6.4(b), the Credit Parties will not, and will not permit any Subsidiary to, engage to any material extent in any business other than businesses of the type conducted by the Credit Parties and the Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto.

              SECTION 6.5. Transactions with Affiliates. Each Credit Party will not, and will not permit any Subsidiary to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) in the ordinary course of business at prices and on terms and conditions not less favorable to such Credit Party or such Subsidiary than could be obtained on an arm's-length basis from unrelated third parties and (b) transactions between or among the Guarantor and its wholly owned Subsidiaries not involving any other Affiliate.

              SECTION 6.6. Restrictive Agreements. The Credit Parties will not, and will not permit any Subsidiary to, directly or indirectly, enter into, incur or permit to exist any agreZement or other arrangement that by its terms prohibits, restricts or imposes any condition upon (a) the ability of any Credit Party or any Subsidiary to create, incur or permit to exist any Lien upon any of its material property or assets, or (b) the ability of any Subsidiary to pay dividends or other distributions with respect to any shares of its capital stock or to make or repay loans or advances to the Guarantor or any other Subsidiary or to Guarantee Indebtedness of the Guarantor or any other Subsidiary; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law or by this Agreement, (ii) the foregoing shall not apply to restrictions and conditions existing on the date hereof identified on Schedule 6.6 (but shall apply to any extension or renewal of, or any amendment or modification expanding the scope of, any such restriction or condition), (iii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Subsidiary pending such sale, provided such restrictions and conditions apply only to the Subsidiary that is to be sold and such sale is permitted hereunder,
(iv) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness and (v) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof.

              SECTION 6.7. Limitation on Sale of Assets. Each Credit Party will not, and will not permit any Subsidiary to, convey, sell, lease, assign, transfer or otherwise dispose of any of its property, business or assets (including, without limitation, receivables and leasehold interests), whether now owned or hereafter acquired, or, in the case of any Subsidiary, issue or sell any shares of such Subsidiary's Capital Stock to any Person other than the Guarantor or any wholly owned Subsidiary of the Guarantor, except:

                  (a) the sale or other disposition of obsolete or worn out property in the ordinary course of business;

                  (b) the sale or other disposition of any property in the ordinary course of business, provided that the aggregate book value of all assets (other than inventory) so sold or disposed of in any period of twelve consecutive months shall not exceed 5% of consolidated total assets of the Guarantor and the Subsidiaries as at the beginning of such twelve-month period;

                  (c) the sale of inventory (including mortgage loans) or financial services in the ordinary course of business;

                  (d) the sale or discount without recourse of accounts receivable arising in the ordinary course of business in connection with the compromise or collection thereof;

                  (e) the Borrower may sell all or any part of Option One Mortgage Corporation; and

                  (f) as permitted by Section 6.4.

              SECTION 6.8. Amendments to Acquisition Documents. The Credit Parties will not (a) amend, supplement or otherwise modify (pursuant to a waiver or otherwise) the terms and conditions of the indemnities and licenses furnished to the Credit Parties pursuant to the Acquisition Documentation or any other document delivered by Olde, FMS, or any of their Affiliates or any of their current or former shareholders in connection therewith such that after giving effect thereto such indemnities or licenses shall be materially less favorable to the interests of the Credit Parties or the Lenders with respect thereto or (b) otherwise amend, supplement or otherwise modify the terms and conditions of the Acquisition Documentation or any such other documents except for any such amendment, supplement or modification that (i) becomes effective after the date hereof and (ii) could not reasonably be expected to have a Material Adverse Effect.



                                  ARTICLE VII

                                   GUARANTEE

              SECTION 7.1. Guarantee.

                  (a) The Guarantor hereby unconditionally and irrevocably guarantees to the Administrative Agent and the Lenders and their respective successors, indorsees, transferees and assigns, the prompt and complete payment and performance by the Borrower when due (whether at the stated maturity, by acceleration or otherwise) of the Obligations.

                  (b) The Guarantor further agrees to pay any and all expenses (including, without limitation, all fees and disbursements of counsel) which may be paid or incurred by the Administrative Agent or any Lender in enforcing, or obtaining advice of counsel in respect of, any rights with respect to, or collecting, any or all of the Obligations and/or enforcing any rights with respect to, or collecting against, the Guarantor under this Article. This Article shall remain in full force and effect until the Obligations and the obligations of the Guarantor under the guarantee contained in this Article shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time prior thereto the Borrower may be free from any Obligations.

                  (c) No payment or payments made by any Credit Party, any other guarantor or any other Person or received or collected by the Administrative Agent or any Lender from any Credit Party or any other Person by virtue of any action or proceeding or any set-off or appropriation or application, at any time or from time to time, in reduction of or in payment of the Obligations shall be deemed to modify, reduce, release or otherwise affect the liability of the Guarantor hereunder which shall, notwithstanding any such payment or payments, remain liable hereunder for the Obligations until the Obligations are paid in full and the Commitments are terminated.

                  (d) The Guarantor agrees that whenever, at any time or from time to time, it shall make any payment to the Administrative Agent or any Lender on account of its liability hereunder, it will notify the Administrative Agent and such Lender in writing that such payment is made under this Article for such purpose.

              SECTION 7.2. No Subrogation. Notwithstanding any payment or payments made by the Guarantor hereunder, or any set-off or application of funds of the Guarantor by the Administrative Agent or any Lender, the Guarantor shall not be entitled to be subrogated to any of the rights of the Administrative Agent or any Lender against the Borrower or against any collateral security or guarantee or right of offset held by the Administrative Agent or any Lender for the payment of the Obligations, nor shall the Guarantor seek or be entitled to seek any contribution or reimbursement from the Borrower in respect of payments made by the Guarantor hereunder, until all amounts owing to the Administrative Agent and the Lenders by the Borrower on account of the Obligations are paid in full and the Commitments are terminated. If any amount shall be paid to the Guarantor on account of such subrogation rights at any time when all of the Obligations shall not have been paid in full, such amount shall be held by the Guarantor in trust for the Administrative Agent and the Lenders, segregated from other funds of the Guarantor, and shall, forthwith upon receipt by the Guarantor, be turned over to the Administrative Agent in the exact form received by the Guarantor (duly indorsed by the Guarantor to the Administrative Agent, if required) to be applied against the Obligations, whether matured or unmatured, in such order as the Administrative Agent may determine. The provisions of this Section shall be effective notwithstanding the termination of this Agreement and the payment in full of the Obligations and the termination of the Commitments.

              SECTION 7.3. Amendments, etc. with respect to the Obligations; Waiver of Rights. The Guarantor shall remain obligated hereunder notwithstanding that, without any reservation of rights against the Guarantor, and without notice to or further assent by the Guarantor, any demand for payment of any of the Obligations made by the Administrative Agent or any Lender may be rescinded by the Administrative Agent or such Lender, and any of the Obligations continued, and the Obligations, or the liability of any other party upon or for any part thereof, or any collateral security or guarantee therefor or right of offset with respect thereto, may, from time to time, in whole or in part, be renewed, extended, amended, modified, accelerated, compromised, waived, surrendered or released by the Administrative Agent or any Lender, and this Agreement and any other documents executed and delivered in connection herewith may be amended, modified, supplemented or terminated, in whole or in part, in accordance with the provisions hereof as the Administrative Agent (or the requisite Lenders, as the case may be) may deem advisable from time to time, and any collateral security, guarantee or right of offset at any time held by the Administrative Agent or any Lender for the payment of the Obligations may be sold, exchanged, waived, surrendered or released. Neither the Administrative Agent nor any Lender shall have any obligation to protect, secure, perfect or insure any Lien at any time held by it as security for the Obligations or for this Agreement or any property subject thereto. When making any demand hereunder against the Guarantor, the Administrative Agent or any Lender may, but shall be under no obligation to, make a similar demand on the Borrower or any other guarantor, and any failure by the Administrative Agent or any Lender to make any such demand or to collect any payments from the Borrower or any such other guarantor or any release of the Borrower or such other guarantor shall not relieve the Guarantor of its obligations or liabilities hereunder, and shall not impair or affect the rights and remedies, express or implied, or as a matter of law, of the Administrative Agent or any Lender against the Guarantor. For the purposes hereof "demand" shall include the commencement and continuance of any legal proceedings.

              SECTION 7.4. Guarantee Absolute and Unconditional. The Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Obligations and notice of or proof of reliance by the Administrative Agent or any Lender upon this Agreement or acceptance of this Agreement; the Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Agreement; and all dealings between the Borrower and the Guarantor, on the one hand, and the Administrative Agent and the Lenders, on the other, shall likewise be conclusively presumed to have been had or consummated in reliance upon this Agreement. The Guarantor waives diligence, presentment, protest, demand for payment and notice of default or nonpayment to or upon the Borrower and the Guarantor with respect to the Obligations. This Article shall be construed as a continuing, absolute and unconditional guarantee of payment without regard to (a) the validity, regularity or enforceability of this Agreement, any other documents executed and delivered in connection herewith, any of the Obligations or any other collateral security therefor or guarantee or right of offset with respect thereto at any time or from time to time held by the Administrative Agent or any Lender, (b) any defense, set-off or counterclaim (other than a defense of payment or performance) which may at any time be available to or be asserted by the Guarantor against the Administrative Agent or any Lender, or (c) any other circumstance whatsoever (with or without notice to or knowledge of the Borrower or the Guarantor) which constitutes, or might be construed to constitute, an equitable or legal discharge of the Borrower for the Obligations, or of the Guarantor under this Article, in bankruptcy or in any other instance. When pursuing its rights and remedies hereunder against the Guarantor, the Administrative Agent and any Lender may, but shall be under no obligation to, pursue such rights and remedies as it may have against the Borrower or any other Person or against any collateral security or guarantee for the Obligations or any right of offset with respect thereto, and any failure by the Administrative Agent or any Lender to pursue such other rights or remedies or to collect any payments from the Borrower or any such other Person or to realize upon any such collateral security or guarantee or to exercise any such right of offset, or any release of the Borrower or any such other Person or of any such collateral security, guarantee or right of offset, shall not relieve the Guarantor of any liability hereunder, and shall not impair or affect the rights and remedies, whether express, implied or available as a matter of law, of the Administrative Agent or any Lender against the Guarantor. This Article shall remain in full force and effect and be binding in accordance with and to the extent of its terms upon the Guarantor and its successors and assigns, and shall inure to the benefit of the Administrative Agent and the Lenders, and their respective successors, indorsees, transferees and assigns, until all the Obligations and the obligations of the Guarantor under this Agreement shall have been satisfied by payment in full and the Commitments shall be terminated, notwithstanding that from time to time during the term of this Agreement the Borrower may be free from any Obligations.

              SECTION 7.5. Reinstatement. This Article shall continue to be effective, or be reinstated, as the case may be, if at any time payment, or any part thereof, of any of the Obligations is rescinded or must otherwise be restored or returned by the Administrative Agent or any Lender upon the insolvency, bankruptcy, dissolution, liquidation or reorganization of any Credit Party or upon or as a result of the appointment of a receiver, intervenor or conservator of, or trustee or similar officer for, any Credit Party or any substantial part of its property, or otherwise, all as though such payments had not been made.

              SECTION 7.6. Payments. The Guarantor hereby agrees that all payments required to be made by it hereunder will be made to the Administrative Agent without set-off or counterclaim in accordance with the terms of the Obligations, including, without limitation, in the currency in which payment is due.


                                  ARTICLE VIII

                                EVENTS OF DEFAULT

                  If any of the following events ("Events of Default") shall occur:

                  (a) the Borrower shall fail to pay any principal of any Loan when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;

                  (b) the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause
         (a) of this Article) payable under this Agreement, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five days;

                  (c) any representation or warranty made or deemed made by or on behalf of any Credit Party or any Subsidiary in or in connection with this Agreement or any amendment or modification hereof, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any amendment or modification hereof, shall prove to have been incorrect in any material respect when made or deemed made;

                  (d) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in Section 5.2, 5.3 (with respect to the Credit Parties' existence) or 5.8 or in Article VI;

                  (e) any Credit Party shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article), and such failure shall continue unremedied for a period of 30 days after notice thereof from the Administrative Agent (given at the request of any Lender) to the Borrower;

                  (f) any Credit Party or any Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (after expiration of any applicable grace or cure period);

                  (g) any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits (after expiration of any applicable grace or cure period) the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material

         Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness;

                  (h) an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of any Credit Party or any Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for any Credit Party or any Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for 60 days or an order or decree approving or ordering any of the foregoing shall be entered;

                  (i) any Credit Party or any Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;

                  (j) any Credit Party or any Subsidiary shall become unable, admit in writing or fail generally to pay its debts as they become due;

                  (k) one or more judgments for the payment of money in an aggregate amount in excess of $15,000,000 shall be rendered against the Guarantor, the Borrower, any Subsidiary or any combination thereof and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of any Credit Party or any Subsidiary to enforce any such judgment;

                  (l) an ERISA Event shall have occurred that, in the opinion of the Required Lenders, when taken together with all other ERISA Events that have occurred, could reasonably be expected to result in a Material Adverse Effect;

                  (m) a Change in Control shall occur;

                  (n) the Guarantee contained in Article VII herein shall cease, for any reason, to be in full force and effect in any material respect or any Credit Party shall so assert; or

                  (o) any of the RAL Program Documents or any material term or provision thereof shall cease to be in full force and effect; or any party thereto shall, or shall purport to, terminate, repudiate, declare voidable or void or otherwise contest any of the RAL Program Documents or any material term or provision thereof or any material obligation or liability of any party thereunder; or any party thereto shall default beyond any applicable grace or cure period in the observance or performance of any material term, provision or condition thereof;

then, and in every such event (other than an event with respect to the Credit Parties described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take either or both of the following actions, at the same or different times:
(i) terminate the Commitments, and thereupon the Commitments shall terminate immediately, and (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Obligations of the Credit Parties accrued hereunder, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties; and in case of any event with respect to the Credit Parties described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding, together with accrued interest thereon and all fees and other Obligations of the Credit Parties accrued hereunder, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                                   ARTICLE IX

                            THE ADMINISTRATIVE AGENT

                  Each of the Lenders hereby irrevocably appoints the Administrative Agent as its agent and authorizes the Administrative Agent to take such actions on its behalf and to exercise such powers as are delegated to the Administrative Agent by the terms hereof, together with such actions and powers as are reasonably incidental thereto.

                  The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.

                  The Administrative Agent shall not have any duties or obligations except those expressly set forth herein. Without limiting the generality of the foregoing, (a) the Administrative Agent shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Administrative Agent shall not have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated hereby that the Administrative Agent is required to exercise in writing by the Required Lenders, and (c) except as expressly set forth herein, the Administrative Agent shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to any Credit Party or any Subsidiary that is communicated to or obtained by the bank serving as Administrative Agent or any of its Affiliates in any capacity. The Administrative Agent shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or when expressly, required hereby, all the Lenders) or in the absence of its own gross negligence or wilful misconduct. The Administrative Agent shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Administrative Agent by any Credit Party or a Lender, and the Administrative Agent shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with this Agreement, (ii) the contents of any certificate, report or other document delivered hereunder or in connection herewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth herein, (iv) the validity, enforceability, effectiveness or genuineness of this Agreement or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere herein, other than to confirm receipt of items expressly required to be delivered to the Administrative Agent.

                  The Administrative Agent shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Administrative Agent also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Administrative Agent may consult with legal counsel (who may be counsel for any Credit Party), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

                  The Administrative Agent may perform any and all of its duties and exercise its rights and powers by or through any one or more sub-agents appointed by the Administrative Agent. The Administrative Agent and any such sub-agent may perform any and of all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Administrative Agent and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Administrative Agent.

                  Subject to the appointment and acceptance of a successor Administrative Agent as provided in this paragraph, the Administrative Agent may resign at any time by notifying the Lenders and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Administrative Agent gives notice of its resignation, then the retiring Administrative Agent may, on behalf of the Lenders, appoint a successor Administrative Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank.

Upon the acceptance of its appointment as Administrative Agent hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Administrative Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the Administrative Agent's resignation hereunder, the provisions of this Article and
Section 10.3 shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Administrative Agent.

                  Each Lender acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Lender and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder.

                  Notwithstanding anything to the contrary contained in this Agreement, the parties hereto hereby agree that no agent (other than the Administrative Agent) shall have any rights, duties or responsibilities in its capacity as agent hereunder and that no agent (other than the Administrative Agent) shall have the authority to take any action hereunder in its capacity as such.

                                   ARTICLE X

                                 MISCELLANEOUS


              SECTION 10.1. Notices. Except in the case of notices and other communications expressly permitted to be given by telephone, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:

                  (a) if to the Borrower or the Guarantor, to it at 4435 Main Street, Kansas City, Missouri 64111, Attention of Ozzie Wenich (Telecopy No. (816) 753-8628);

                  (b) if to the Administrative Agent, to The Chase Manhattan Bank, Agent Bank Services Group, One Chase Manhattan Plaza, 8th Floor, New York, New York 10081, Attention of Margaret Swales (Telecopy No.
         (212) 552-5662), with a copy to The Chase Manhattan Bank, 10 South LaSalle Street, Chicago, Illinois 60603, Attention of Mark Gibbs (Telecopy No. (312) 807-4550); and

                  (c) if to any Lender, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.

                  (d) Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto. All notices and other communications given to any party hereto in accordance with the provisions of this Agreement shall be deemed to have been given on the date of receipt.

              SECTION 10.2. Waivers; Amendments.

                  (a) No failure or delay by the Administrative Agent or any Lender in exercising any right or power hereunder shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent and the Lenders hereunder are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Credit Parties therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent or any Lender may have had notice or knowledge of such Default at the time.

                  (b) Neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Credit Parties and the Required Lenders or by the Credit Parties and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender affected thereby,
         (iii) postpone the scheduled date of payment of the principal amount of any Loan, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender affected thereby, (iv) change Section 2.15(b) or
         (c) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) release the guarantee contained in Article VII, without the written consent of each Lender or (vi) change any of the provisions of this Section or the definition of "Required Lenders" or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender; provided, further, that no such agreement shall amend, modify or otherwise affect the rights or duties of the Administrative Agent hereunder without the prior written consent of the Administrative Agent.

              SECTION 10.3. Expenses; Indemnity; Damage Waiver.

                  (a) The Borrower shall pay (i) all reasonable out-of-pocket expenses incurred by the Administrative Agent and its Affiliates, including the reasonable fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication of the credit facilities provided for herein, the preparation and administration of this Agreement and any amendments, modifications or waivers of the provisions hereof (whether or not the transactions contemplated hereby or thereby shall be consummated) and (ii) all out-of-pocket expenses incurred by the Administrative Agent, or any Lender, including the fees, charges and disbursements of any counsel for the Administrative Agent, or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement, including its rights under this Section, or in connection with the Loans made hereunder, including in connection with any workout, restructuring or negotiations in respect thereof.

                  (b) The Credit Parties shall jointly and severally indemnify the Administrative Agent and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an "Indemnitee") against, and hold each Indemnitee harmless from, any and all losses, claims, damages, liabilities and related expenses, including the fees, charges and disbursements of any counsel for any Indemnitee, incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement or any agreement or instrument contemplated hereby, the performance by the parties hereto of their respective obligations hereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or the use of the proceeds therefrom, (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Credit Parties or any Subsidiaries, or any Environmental Liability related in any way to the Credit Parties or any Subsidiaries, or (iv) any actual or prospective claim, litigation, investigation or proceeding relating to any of the foregoing, whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee.

                  (c) To the extent that any Credit Party fails to pay any amount required to be paid by it to the Administrative Agent under paragraph (a) or (b) of this Section, each Lender severally agrees to pay to the Administrative Agent such Lender's Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount; provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against the Administrative Agent in its capacity as such. The Administrative Agent shall have the right to deduct any amount owed to it by any Lender under this paragraph (c) from any payment made by it to such Lender hereunder.

                    (d) To the extent permitted by applicable law, the Credit Parties shall not assert, and hereby waive, any claim against any Indemnitee, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement or any agreement or instrument contemplated hereby, the Transactions, any Loan or the use of the proceeds thereof.

                    (e) All amounts due under this Section shall be payable promptly after written demand therefor.

                 SECTION 10.4.     Successors and Assigns.

                    (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that no Credit Party may assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by any Credit Party without such consent shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.

                    (b) Any Lender may assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans at the time owing to
          it); provided that (i) except in the case of an assignment to a Lender or an Affiliate of a Lender, each of the Borrower and the Administrative Agent must give its prior written consent to such assignment (which consent shall not be unreasonably withheld), (ii) except in the case of an assignment to a Lender or an Affiliate of a Lender or an assignment of the entire remaining amount of the assigning Lender's Commitment, the amount of the Commitment of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Acceptance with respect to such assignment is delivered to the Administrative Agent) shall not be less than $5,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, (iii) each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender's rights and obligations under this Agreement, (iv) the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Acceptance, together with a processing and recordation fee of $3,500, and (v) the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire; provided, further, that any consent of the Borrower otherwise required under this paragraph shall not be required if an Event of Default has occurred and is continuing. Upon acceptance and recording pursuant to paragraph (d) of this Section, from and after the effective date specified in each Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Acceptance, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Acceptance, be released from its obligations under this Agreement (and, in the case of an Assignment and Acceptance covering all of the assigning Lender's rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.12, 2.13, 2.14 and 10.3). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this paragraph shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (e) of this Section.

                    (c) The Administrative Agent, acting for this purpose as an agent of the Borrower, shall maintain at one of its offices in The City of New York a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitment of, and principal amount of the Loans owing to, each Lender pursuant to the terms hereof from time to time (the "Register"). The entries in the Register shall be conclusive, and each Credit Party, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary.

                    (d) Upon its receipt of a duly completed Assignment and Acceptance executed by an assigning Lender and an assignee, the assignee's completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Acceptance and record the information contained therein in the Register. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.

                    (e) Any Lender may, without the consent of any Credit Party or the Administrative Agent, sell participations to one or more banks or other entities (a "Participant") in all or a portion of such Lender's rights and obligations under this Agreement (including all or a portion of its Commitment and the Loans owing to it); provided that
          (i) such Lender's obligations under this Agreement shall remain unchanged, (ii) such obligations and (iii) the Credit Parties, the Administrative Agent and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, modification or waiver described in the first proviso to Section 10.2(b) that affects such Participant. Subject to paragraph (f) of this Section, the Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.12, 2.13 and 2.14 to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section.

                    (f) A Participant shall not be entitled to receive any greater payment under Section 2.12 or 2.14 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless the sale of the participation to such Participant is made with the Borrower's prior written consent. A Participant that would be a Foreign Lender if it were a Lender shall not be entitled to the benefits of Section 2.14 unless the Borrower is notified of the participation sold to such Participant and such Participant agrees, for the benefit of the Borrower, to comply with
          Section 2.14(e) as though it were a Lender.

                    (g) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any such pledge or assignment to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such assignee for such Lender as a party hereto.

                  SECTION 10.5. Survival. All covenants, agreements, representations and warranties made by the Credit Parties herein and in the certificates or other instruments delivered in connection with or pursuant to this Agreement shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of this Agreement and the making of any Loans regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement is outstanding and unpaid and so long as the Commitments have not expired or terminated. The provisions of Sections 2.12, 2.13, 2.14 and 10.3 and Article IX shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Commitments or the termination of this Agreement or any provision hereof.

                  SECTION 10.6. Counterparts; Integration; Effectiveness. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement and any separate letter agreements with respect to fees payable to the Administrative Agent constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.1, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy shall be effective as delivery of a manually executed counterpart of this Agreement.

                  SECTION 10.7. Severability. Any provision of this Agreement held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions hereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

                  SECTION 10.8. Right of Setoff. If an Event of Default shall have occurred and be continuing, each Lender is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by such Lender to or for the credit or the account of either Credit Party against any of and all the obligations of such Credit Party now or hereafter existing under this Agreement held by such Lender, irrespective of whether or not such Lender shall have made any demand under this Agreement and although such obligations may be unmatured. The rights of each Lender under this Section are in addition to other rights and remedies (including other rights of setoff) which such Lender may have.

                  SECTION 10.9. Governing Law; Jurisdiction; Consent to Service of Process.

                    (a) This Agreement shall be construed in accordance with and governed by the law of the State of New York.

                    (b) Each Credit Party hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of the Supreme Court of the State of New York sitting in New York County and of the United States District Court of the Southern District of New York, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Agreement, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement shall affect any right that the Administrative Agent or any Lender may otherwise have to bring any action or proceeding relating to this Agreement against any Credit Party or its properties in the courts of any jurisdiction.

                    (c) Each Credit Party hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

                    (d) Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 10.1. Nothing in this Agreement will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

                  SECTION 10.10. WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.

                  SECTION 10.11. Headings. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.

                  SECTION 10.12. Confidentiality. Each of the Administrative Agent and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential), (b) to the extent requested by any regulatory authority, (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies hereunder or any suit, action or proceeding relating to this Agreement or the enforcement of rights hereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement, (g) with the consent of the Borrower or (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section by it or (ii) becomes available to the Administrative Agent or any Lender on a nonconfidential basis from a source other than any Credit Party. For the purposes of this Section, "Information" means all information received from any Credit Party relating to any Credit Party or its business, other than any such information that is available to the Administrative Agent or any Lender on a nonconfidential basis prior to disclosure by such Credit Party; provided that, in the case of information received from any Credit Party after the date hereof, such information is clearly identified at the time of delivery as confidential. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

                  SECTION 10.13. Interest Rate Limitation. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the "Charges"), shall exceed the maximum lawful rate (the "Maximum Rate") which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the Federal Funds Effective Rate to the date of repayment, shall have been received by such Lender.

                  IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.



                                 BLOCK FINANCIAL CORPORATION


                                 By: /s/ Frank L. Salizzoni
                                    --------------------------------------------
                                    Title: President


                                 H&R BLOCK, INC.


                                 By: /s/ Ozzie Wenich
                                    --------------------------------------------
                                    Title: Senior Vice President and Chief
                                           Financial Officer


                                 THE CHASE MANHATTAN BANK,
                                 as a Lender and as Administrative Agent


                                 By: /s/ Sean Obranski
                                    --------------------------------------------
                                     Title: Vice President


                                 BANK OF AMERICA, N.A.


                                 By: /s/ Kenneth J. Beck
                                    --------------------------------------------
                                     Title: Vice President


                                 CITIBANK, N.A.


                                 By: /s/Mark Stanfield Packard
                                    --------------------------------------------
                                     Title: Vice President

                                 ROYAL BANK OF CANADA


                                 By: /s/  N.G. Millar
                                     -------------------------------------------
                                     Title: Senior Manager


                                 WESTDEUTSCHE LANDESBANK
                                 GIROZENTRALE, NEW YORK BRANCH


                                 By: /s/ Lisa Walker
                                     -------------------------------------------
                                    Title: Vice President


                                 By: /s/ Barry Wadler
                                     -------------------------------------------
                                    Title: Associate


                                 BANK ONE, NA
                                 (Main Office Chicago)


                                 By: /s/ Thomas J. Connally
                                     -------------------------------------------
                                    Title: Vice President


                                 COMMERZBANK AG, NEW YORK AND
                                 GRAND CAYMAN BRANCHES


                                 By: /s/ Paul Karlin
                                     -------------------------------------------
                                     Title: Assistant Vice President


                                 By: /s/ J. Timothy Shortly
                                     -------------------------------------------
                                     Title: Senior Vice President


                                 TORONTO DOMINION (TEXAS), INC.


                                 By: /s/ Azar S. Azarpour
                                     -------------------------------------------
                                     Title: Vice President

                                 CREDIT LYONNAIS, NEW YORK BRANCH


                                 By: /s/ W. Jay Buckley
                                     -------------------------------------------
                                     Title: Vice President


                                 THE BANK OF NEW YORK


                                 By: /s/ David G. Shedd
                                     -------------------------------------------
                                     Title: Vice President

                                                                    SCHEDULE 2.1

                                   COMMITMENTS

Lender                                                                     Commitment
------                                                                     ----------
ADMINISTRATIVE AND SYNDICATION AGENT
THE CHASE MANHATTAN BANK                                                $  75,000,000

CO-DOCUMENTATION AGENTS
BANK OF AMERICA, N.A.                                                      75,000,000
CITIBANK, N.A.                                                             75,000,000

PARTICIPANTS
ROYAL BANK OF CANADA                                                       75,000,000
WESTDEUTSCHE LANDESBANK GIROZENTRALE, NEW YORK BRANCH                      75,000,000
BANK ONE, NA                                                               75,000,000
COMMERZBANK AG, NEW YORK AND GRAND CAYMAN BRANCHES                         75,000,000
TORONTO DOMINION (TEXAS), INC.                                             75,000,000
CREDIT LYONNAIS, NEW YORK BRANCH                                           75,000,000
THE BANK OF NEW YORK                                                       75,000,000
                                                                         ------------
TOTAL:                                                                   $750,000,000
                                                                         ============


                                                                 SCHEDULE 3.4(a)


                              GUARANTEE OBLIGATIONS


- Guarantee Obligations of the Borrower which have been given or made as representations or warranties, indemnities or assurance of the payment or performance of primary obligations of Subsidiaries of the Borrower in connection with securitization transactions.

- Guarantee Obligations of the Guarantor or its Subsidiaries which have been given or made as indemnities or assurance of the payment or performance of primary obligations of Subsidiaries of the Guarantor in connection with such Subsidiaries' acquisitions of (i) all the Capital Stock of Donnelly Meiners Jordan Kline, Inc. on May 15, 1998, (ii) substantially all of the assets of Friedman Eisenstein Raemer and Schwartz, LLP and Practice Development Institute, LLC on October 21, 1998, (iii) substantially all of the assets Katz, Sapper & Miller, LLP on November 2, 1998, (iv) substantially all of the assets of Freed Maxick Sachs & Murphy, P.C. and Freed Maxick ABL Services, Inc. on November 3, 1998, (v) substantially all of the assets of Rudolph Palitz, LLP, on May 28, 1999, (vi) substantially all of the assets of McGladrey & Pullen, LLP on August 2, 1999, (vii) substantially all of the assets of Wallace Sanders & Company on December 15, 1998, (viii) substantially all of the assets of C.W. Amos & Company on April 16, 1999, (ix) substantially all of the assets of Berg, DeMarco, Lewis & Sawatski & Co. on February 25, 1999, (x) Troupe Kehoe Whiteaker & Kent, L.L.C., by merger on December 2, 1998, (xi) substantially all of the assets of R.J. Murphy & Associates, P.C. on March 18, 1999, (xii) substantially all of the assets of Battaglia, Andrews & Moag, P.C. on February 26, 1999, and (xiv) substantially all of the assets of Kinder & Wyman, P.C. on September 24, 1999.

                                                                    SCHEDULE 3.6

                                DISCLOSED MATTERS


                                     -NONE-

                                                                   SCHEDULE 3.14


                                  SUBSIDIARIES

         The following is a list of the direct and indirect subsidiaries of H&R Block, Inc., a Missouri corporation. All active subsidiaries do business under their corporate names listed below or close derivatives thereof:


                                    Name                                              Jurisdiction in
                                    ----                                              which organized
                                                                                      ---------------
H&R Block Group, Inc......................................................              Delaware (1)
Block Investment Corporation..............................................              Delaware (1)
HRB Management, Inc.......................................................              Missouri (2)
H&R Block Tax Services, Inc...............................................              Missouri (2)
H&R Block Eastern Tax Services, Inc.......................................              Missouri (3)
H&R Block of Dallas, Inc..................................................              Texas (3)
HRB Partners, Inc.........................................................              Delaware (4)
H&R Block and Associates, L.P.............................................              Delaware (5)
HRB Royalty, Inc..........................................................              Delaware (3)
BWA Advertising, Inc......................................................              Missouri (3)
H&R Block Canada, Inc.....................................................              Canada (3)
H&R Block (Nova Scotia), Incorporated.....................................              Nova Scotia (6)
Cashplan Systems, Inc.....................................................              British Columbia (6)
H&R Block (Guam), Inc.....................................................              Guam (3)
H&R Block Limited.........................................................              New South Wales (7)
Block Financial Corporation...............................................              Delaware (2)
Franchise Partner, Inc....................................................              Nevada (8)
MECA Sub - LFOD, Ltd......................................................              New Hampshire (8)
Block Mortgage Finance, Inc...............................................              Delaware (9)
Option One Mortgage Corporation...........................................              California (8)


                                    Name                                              Jurisdiction in
                                    ----                                              which organized
                                                                                      ---------------
Option One Mortgage Acceptance Corporation................................              Delaware (10)
Premier Trust Deed Services, Inc..........................................              California (10)
Companion Insurance, Ltd..................................................              Bermuda (11)
H&R Block Tax and Financial Services Limited..............................              United Kingdom (11)
H&R Block Financial Advisors, Inc.........................................              Delaware (8)
H&R Block Insurance Services, Inc.........................................              Delaware (8)
Premier Mortgage Services of Washington Inc...............................              Washington (10)
H&R Block Home Loans, Inc.................................................              California (10)
H&R Block Mortgage Corporation............................................              Ontario (10)
HRB Business Services, Inc................................................              Delaware (2)
DMJK Business Services, Inc...............................................              Missouri (13)
FERS Business Services, Inc...............................................              Delaware (13)
Practice Development Institute, Inc.......................................              Delaware (13)
Block Holdings, Inc.......................................................              Illinois (13)
FERS Personal Financial Services, Inc.....................................              Delaware (13)
KSM Business Services, Inc................................................              Delaware (13)
FM Business Services, Inc.................................................              Delaware (13)
Freed Maxick ABL Services, Inc...........................................               Delaware (13)
NCS Mortgage Services, L.L.C..............................................              Georgia (14)
NCS Mortgage Services II, L.L.C...........................................              Georgia (14)
Birchtree Financial Services, Inc.........................................              Oklahoma (8)
Companion Mortgage Corporation............................................              Delaware (8)
Option One Direct Insurance Agency, Inc...................................              California (10)
Assurance Mortgage Corporation of America.................................              Massachusetts (10)
RSM McGladrey, Inc........................................................              Delaware (13)
C.W. Amos Business Services, Inc..........................................              Delaware (13)


                                    Name                                              Jurisdiction in
                                    ----                                              which organized
                                                                                      ---------------
RP Business Services, Inc.................................................              Delaware (13)

WS Business Services, Inc.................................................              Delaware (13)
Rex Investments, Inc......................................................              Texas (15)
C.W. Amos Investment Advisors, LLC........................................              Maryland (16)
McGladrey Contract Business Services, L.L.C...............................              Minnesota (17)
H&R Block Enterprises, Inc................................................              Missouri (3)
H&R Block Eastern Enterprises, Inc........................................              Missouri (18)
H&R Block NC Tax Services, Inc............................................              Missouri (18)
AJR Acquisition, Inc......................................................              North Carolina (1)
HRB Retail Services, Inc..................................................              Delaware (2)


Notes to Subsidiaries of H&R Block, Inc.:

(1)      Wholly owned subsidiary of H&R Block, Inc.
(2)      Wholly owned subsidiary of H&R Block Group, Inc.
(3)      Wholly owned subsidiary of H&R Block Tax Services, Inc.
(4)      Wholly owned subsidiary of H&R Block of Dallas, Inc.
(5) Limited partnership in which H&R Block Tax Services, Inc. is a 1% general partner and HRB Partners, Inc. is a 99% limited partner.
(6)      Wholly owned subsidiary of H&R Block Canada, Inc.
(7)      Wholly owned subsidiary of HRB Royalty, Inc.
(8)      Wholly owned subsidiary of Block Financial Corporation.
(9)      Wholly owned subsidiary of Companion Mortgage Corporation.
(10)     Wholly owned subsidiary of Option One Mortgage Corporation.
(11)     Wholly owned subsidiary of HRB Management, Inc.
(12)     Wholly owned subsidiary of Premier Trust Deed Services, Inc.
(13)     Wholly owned subsidiary of HRB Business Services, Inc.
(14) Limited liability company in which Block Financial Corporation has a 96.25% membership interest and non-affiliated individuals have a combined 3.75% membership interest.
(15)     Wholly owned subsidiary of WS Business Services, Inc.
(16) Limited liability company in which C.W. Amos Business Services, Inc. has a 100% membership interest.
(17)     Limited liability company in which
         RSM McGladrey, Inc. has a 100% membership interest.
(18)     Wholly owned subsidiary of H&R Block Eastern Tax Services, Inc.

                                                                    SCHEDULE 6.2


                              EXISTING INDEBTEDNESS



- Back-up credit facility for Canadian commercial paper program which is guaranteed by H&R Block, Inc., in an aggregate principal amount of approximately $125,000,000.

- H&R Block, Inc. guarantee of Subsidiaries' obligations under surety bonds and fidelity bonds issued pursuant to state mortgage licensing requirements.

- Indebtedness or obligations in respect of one or more Hedging Agreements of any one or more of the Credit Parties and any Subsidiaries in an aggregate principal amount not exceeding $25,000,000. For purposes hereof, the "principal amount" of the obligations of any Credit Party or any Subsidiary in respect of any Hedging Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Credit Party or such Subsidiary would be required to pay if such Hedging Agreement were terminated at such time.

- Credit facility for New York licensing purposes for Option One Mortgage Corporation in an aggregate principal amount of $1,000,000.

                                                                    SCHEDULE 6.3


                                 EXISTING LIENS


                                     -NONE-

                                                                 SCHEDULE 6.4(b)


                              ADDITIONAL BUSINESSES


- Financial planning and/or advisory products and services in the United States, Canada, the United Kingdom and Australia, including (without limitation) brokerage services (stocks, bonds, mutual funds), IRAs (United States) and RSPs (Canada), 401(k) rollover products and services, insurance and annuities.

- Finance Company Business (consumer finance and mortgage loan related products and services in addition to the consumer finance, credit card and mortgage business currently conducted by the Credit Parties and their Subsidiaries).

-        Check cashing.

                                                                    SCHEDULE 6.6


                              EXISTING RESTRICTIONS


- Indenture, dated as of October 20, 1997, by and between the Credit Parties and Bankers Trust Company, as trustee.

- Repurchase Agreements pursuant to which mortgage loans of a Credit Party or a Subsidiary of a Credit Party are sold with the simultaneous agreement to repurchase the mortgage loans at some point in the future at the same price plus interest at an agreed upon rate; provided that
         (i) the aggregate principal balance of such mortgage loans subject to a repurchase agreement at any given time shall not exceed $500,000,000 and (ii) no agreed upon repurchase date shall be later than 90 business days after the date of the applicable repurchase agreement.

                                                                       EXHIBIT A


                                     FORM OF
                            ASSIGNMENT AND ACCEPTANCE


                  Reference is made to the $750,000,000 Credit and Guarantee Agreement, dated as of November 1, 1999 (as amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Block Financial Corporation (the "Borrower"), H&R Block, Inc., the Lenders party thereto and The Chase Manhattan Bank, as administrative agent for the Lenders (in such capacity, the "Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement and used herein shall have the meanings given to them in the Credit Agreement.

                  The Assignor identified on Schedule l hereto (the "Assignor") and the Assignee identified on Schedule l hereto (the "Assignee") agree as follows:

                  1. The Assignor hereby irrevocably sells and assigns to the Assignee without recourse to the Assignor, and the Assignee hereby irrevocably purchases and assumes from the Assignor without recourse to the Assignor, as of the Effective Date (as defined below), the interest described in Schedule 1 hereto (the "Assigned Interest") in and to the Assignor's rights and obligations under the Credit Agreement with respect to those credit facilities contained in the Credit Agreement as are set forth on Schedule 1 hereto (individually, an "Assigned Facility"; collectively, the "Assigned Facilities"), in a principal amount for each Assigned Facility as set forth on Schedule 1 hereto.

                  2. The Assignor (a) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or with respect to the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, or any other instrument or document furnished pursuant thereto, other than that the Assignor has not created any adverse claim upon the interest being assigned by it hereunder and that such interest is free and clear of any such adverse claim; (b) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Credit Party, any of their respective Subsidiaries or any other obligor or the performance or observance by any Credit Party, any of their Subsidiaries or any other obligor of any of their respective obligations under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; and (c) attaches any promissory notes held by it evidencing the Assigned Facilities and (i) requests that the Agent, upon request by the Assignee, exchange the attached promissory notes for a new promissory note or promissory notes payable to the Assignee and (ii) if the Assignor has retained any interest in the Assigned Facility, requests that the Agent exchange the attached promissory notes for a new promissory note or promissory notes payable to the Assignor, in each case in amounts which reflect the assignment being made hereby (and after giving effect to any other assignments which have become effective on the Effective Date).

                  3. The Assignee (a) represents and warrants that it is legally authorized to enter into this Assignment and Acceptance; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the financial statements delivered pursuant to Section 3.4 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Agent or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto; (d) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Credit Agreement or any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms thereof, together with such powers as are incidental thereto; and (e) agrees that it will be bound by the provisions of the Credit Agreement and will perform in accordance with its terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Lender including, if it is organized under the laws of a jurisdiction outside the United States, its obligation pursuant to Section 2.14 of the Credit Agreement.

                  4. The effective date of this Assignment and Acceptance shall be the Effective Date of Assignment described in Schedule 1 hereto (the "Effective Date"). Following the execution of this Assignment and Acceptance, it will be delivered to the Agent for acceptance by it and recording by the Agent pursuant to the Credit Agreement, effective as of the Effective Date (which shall not, unless otherwise agreed to by the Agent, be earlier than five Business Days after the date of such acceptance and recording by the Agent).

                  5. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments in respect of the Assigned Interest (including payments of principal, interest, fees and other amounts) to the Assignor for amounts which have accrued to the Effective Date and to the Assignee for amounts which have accrued subsequent to the Effective Date. The Assignor and the Assignee shall make all appropriate adjustments in payments by the Agent for periods prior to the Effective Date or with respect to the making of this assignment directly between themselves.

                  6. From and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Lender thereunder and shall be bound by the provisions thereof and (b) the Assignor shall, to the extent provided in this Assignment and Acceptance, relinquish its rights and be released from its obligations under the Credit Agreement.

                  7. This Assignment and Acceptance shall be governed by and construed in accordance with the laws of the State of New York.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Acceptance to be executed as of the date first above written by their respective duly authorized officers on Schedule 1 hereto.

                                   Schedule 1
                          to Assignment and Acceptance


Name of Assignor:
                 -----------------------------

Name of Assignee:
                 -----------------------------

Effective Date of Assignment:
                             -----------------

     Credit                    Principal
Facility Assigned           Amount Assigned       Commitment Percentage Assigned

Revolving Credit                  $                          .          %
                                                         ---  ----------

[NAME OF ASSIGNEE]                                 [NAME OF ASSIGNOR]



By:                                                By:
   -----------------------                            --------------------------
Title:                                             Title:
      --------------------                               -----------------------

[Consented to and] Accepted:                       [Consented To:

THE CHASE MANHATTAN BANK, as                       BLOCK FINANCIAL CORPORATION
Administrative Agent


By:                                                By:
   -----------------------                            --------------------------
Title:                                             Title:
      --------------------                                ----------------------

                                                                       EXHIBIT B


                         [LETTERHEAD OF BRYAN CAVE LLP]



                                              , 1999


The Chase Manhattan Bank,
 as Administrative Agent

         and

The Lenders Party to the Credit and Guarantee
   Agreement Referenced Below

                  RE: CREDIT AND GUARANTEE AGREEMENT DATED AS OF NOVEMBER 1, 1999 AMONG BLOCK FINANCIAL CORPORATION, AS BORROWER, H&R BLOCK, INC., AS GUARANTOR, THE LENDERS PARTY THERETO AND THE CHASE MANHATTAN BANK, AS ADMINISTRATIVE AGENT (THE "CREDIT AGREEMENT")

Ladies and Gentlemen:

                  We have acted as counsel to Block Financial Corporation, a Delaware corporation (the "Borrower"), and H & R Block, Inc., a Missouri corporation (the "Guarantor"), in connection with the above-referenced Credit Agreement. The Borrower and the Guarantor are sometimes individually referred to herein as a "Credit Party" and collectively referred to herein as the "Credit Parties." This opinion is furnished to you pursuant to subsection 4.2(b) of the Credit Agreement. Capitalized terms used herein without definition have the same meanings as in the Credit Agreement. With your permission, for purposes of this opinion, we have assumed that the Acquisition Documentation consists of those documents specifically identified as such in the Officer's Certificates attached hereto as Exhibits 1 and 2.

                  For purposes of this opinion, we have examined the following documents:


                  (a)      a copy of the Credit Agreement;

                  (b) a copy of the certificate delivered to the Administrative Agent by each Credit Party pursuant to Sections 4.2(c) and 4.2(d) of the Credit Agreement;

                  (c) the Officer's Certificates delivered to us by the Credit Parties, copies of which are attached hereto as Exhibits 1 and 2;

                  (d) a copy of the Certificate of Good Standing with respect to the Borrower issued by the Secretary of
                           State of the State of Delaware dated         , 1999;

                  (e) a copy of the Certificate of Good Standing with respect to the Guarantor issued by the Secretary of
                           State of the State of Missouri dated           ,
                           1999; and

                  (f) such other corporate records of the Credit Parties as we have deemed necessary or appropriate to enable us to render the opinions expressed below.

                  Whenever our opinion with respect to the existence or absence of facts is indicated to be based on our knowledge or awareness, we are referring solely to the actual knowledge of the particular Bryan Cave LLP attorneys who have represented the Credit Parties in connection with the transactions contemplated by the Credit Agreement and the Acquisition Documentation. Except as expressly set forth herein, we have not undertaken any independent investigation to determine the existence or absence of such facts and no inference as to our knowledge concerning such facts should be drawn from the fact that such representation has been undertaken by us.

                  In rendering this opinion, we have made and relied on the following assumptions with your permission, and without independent investigation: (i) the representations and warranties made in the Credit Agreement and the Acquisition Documentation, and the other factual matters contained in certificates and other documents examined by us, are true and accurate; (ii) the signatures of individuals (other than individuals signing on behalf of any Credit Party) signing all documents in connection with which this opinion is rendered are genuine and authorized; (iii) all documents submitted to us as copies, whether certified or not, conform to authentic original documents;
(iv) all parties (other than any Credit Party) to the documents reviewed by us have full power and authority to execute, deliver and perform thereunder, and all such documents have been duly authorized by all necessary corporate or other actions on the part of such parties and others, have been duly executed by such parties, have been duly delivered by such parties and, as to all such parties, constitute legal, valid and binding obligations of such parties; (v) no consent, approval, authorization, declaration or filing by or with any governmental commission, board or agency is required for the valid execution and delivery by the Administrative Agent or any Lender of the Credit Agreement or by any party (other than any Credit Party) of the Acquisition Documentation; and (vi) there are no agreements between any of the parties that would alter the agreements set forth in the Credit Agreement or the Acquisition Documentation.

                  Based on the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth below, we are of the opinion that:

                  1. Each Credit Party is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has the full corporate power and corporate authority to own and operate its material properties and to carry on its business as now conducted.

                  2. Each Credit Party has the full corporate power and corporate authority to execute, deliver and perform the Credit Agreement and the Acquisition Documentation to which it is a signatory party.

                  3. The execution, delivery and performance by each Credit Party of the Credit Agreement and the Acquisition Documentation to which it is a signatory party (a) have been duly authorized by all necessary corporate action on the part of such Credit Party, and (b) do not, in respect of the Credit Parties or any of their respective Subsidiaries, require the approval or consent of, authorization by, or registration, declaration or filing with, any governmental authority, except for those which have been obtained and remain in effect.

                  4. The Credit Agreement and the Acquisition Documentation have been duly executed and delivered by each Credit Party that is a signatory party thereto and constitute the legal, valid and binding obligations of such Credit Party, enforceable in accordance with their respective terms.

                  5. The execution, delivery and performance by each Credit Party of the Credit Agreement and the Acquisition Documentation to which it is a signatory party will not: (a) contravene the terms of the Certificate or Articles of Incorporation or bylaws of such Credit Party; (b) conflict with or result in the breach of any material provision of or constitute a default (with due notice or lapse of time, or both) under any material agreement to which such Credit Party is a party or its properties are subject, or result in the creation or imposition of any lien or encumbrance upon any of the property of any Credit Party pursuant to the provisions of any such agreement or instrument; (c) contravene, to our knowledge, any order, injunction, writ or decree of any court or arbiter to which any Credit Party or its property is subject; or (d) violate any law, treaty, rule or regulation, in each case applicable to or binding upon any Credit Party or any of its property or to which any Credit Party or any of its property is subject.

                  6. To our knowledge there are no actions, suits or proceedings pending or threatened against any Credit Party in any court or before any governmental authority which have a significant likelihood of materially and adversely affecting either (i) the ability of such Credit Party to perform its obligations under the Credit Agreement or the Acquisition Documentation to which it is a signatory party or (ii) the financial condition or operations of the Guarantor and its Subsidiaries taken as a whole.

                  7. The making of any Loan and the application of the proceeds thereof as provided in the Credit Agreement will not violate Regulation T, U or X of the Board of Governors of the Federal Reserve System.

                  8. Neither Credit Party is an "investment company" or a company "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended.

                  The opinions set forth above are subject to the following qualifications:

                           a. Our opinions expressed herein are limited to the
              laws of the State of Missouri, the laws of the State of New York, the federal law of the United States, and the General Corporation Law of the State of Delaware, and we do not express any opinion concerning any other law nor do we purport to be experts in the laws of any other states.

                           b. Our opinion above as to enforceability of the
              Credit Agreement and the Acquisition Documentation is subject to
              (i) the effect of any applicable bankruptcy, insolvency, reorganization, receivership, moratorium or similar laws affecting creditors' rights and remedies generally, and (ii) the effect of general principles of equity including, without limitation, concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance, injunctive relief or other equitable remedies (regardless of whether considered in a proceeding in equity or at law).

                           c. We have not been requested to render, and with
              your permission we do not express, any opinion as to the applicability of Section 548 of the Bankruptcy Code, Article 10 of the New York Debtor & Creditor Law or any other law relating to fraudulent conveyances, transfers and obligations, or to fraudulent transfers and conveyances generally, to the transactions and documents referred to herein.

                           d. We express no opinion as to the enforceability of
              (i) any provision relating to jurisdiction or service of process,
              (ii) any forum selection or waiver of venue or waiver of jury trial provisions, or (iii) any waiver or other provision contained in the Credit Agreement or the Acquisition Documentation that is against public policy.

                           e. While Missouri choice-of-law rules are not
              entirely settled, we believe that a properly instructed state or federal court sitting in the State of Missouri and applying Missouri choice-of-law rules would likely find sufficient contacts with New York in the transactions contemplated by the Credit Agreement to honor the choice of New York law contained therein in the absence of a determination that application of New York law would violate the public policy of the State of Missouri. In this regard, a Missouri court (or a court applying Missouri law) would consider, among other things, the following facts, factors or circumstances in analyzing such choice of law provisions: (i) the place of contracting; (ii) the place of negotiation; (iii) the place of performance (i.e., where repayment must be made); (iv) the location of the subject matter of the contract; and (v) the domicile or jurisdiction of incorporation and place of business of the parties. For the purposes of this opinion we have assumed that
              (x) the Administrative Agent maintains an office in the State of New York and is qualified to do business in the State of New York and that the Loans will be made in the State of New York, and (y) the repayment of the Loans is made in the State of New York.